     As filed with the Securities and Exchange Commission on March  , 2003.
                                                  Registration Number 333-92422

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Americana Publishing, Inc.
             (Exact name of registrant as specified in its charter)

              Colorado                                  2741                       84-1453702
   (State or other jurisdiction of              (Standard Industrial             (IRS Employer
   incorporation or organization)            Classification Code Number)      Identification No.)

                          303 San Mateo NE, Suite 104A
                              Albuquerque, NM 87108
               (Address of Principal Executive Offices) (Zip Code)

                                 (888) 883-8203
                (Telephone Number of Principal Executive Offices)

                               George Lovato, Jr.
                           303 San Mateo NE, Suite 104
                              Albuquerque, NM 87108
                                 (888) 883-8203
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Forrest Carlton, Esq.
                          303 San Mateo NE, Suite 104A
                             Albuquerque, NM 87108
                             Phone: (888) 883-8203
                              Fax: (505) 265-0632

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration  Statement  becomes  effective.  If the only securities  being registered on this Form are being offered pursuant to dividend
or interest  reinvestment  plans,  please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  box.  |X|

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier
effective  registration  statement  for the same  offering.  |_|

     If this Form is filed in a post-effective  amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement of the same offering.

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

================================================ ======================= ==================== ===================== ================
                                                                                              Proposed Maximum
                                                                         Proposed Maximum      Aggregate Offering   Amount of
Title of Each Class of Securities to be               Amount to be       Offering                  Price (2)        Registration
Registered                                           Registered(1)       Price Per Share (2)                        Fee
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(3)                   1,800,000             $ 0.08                  144,000
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(4)                     261,666               0.40                  104,666
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(5)                   1,000,000               0.10                  100,000
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(6)                   1,200,000               0.0615                 73,800
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(7)                  18,731,705               0.0615                480,000
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(8)                  18,731,705               0.0615                480,000
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Common Stock, par value $.001(9)                  46,829,270               0.0615              1,200,000
------------------------------------------------ ----------------------- -------------------- --------------------- ----------------
Total                                             88,554,346                                   2,687,466            $247.25
================================================ ======================= ==================== ===================== ================

     (1) The number of shares of common stock registered  hereunder  represents, in part,  a good faith  estimate  by the  registrant  of the number of shares of common stock  issuable upon  conversion  of debentures  and exercise of warrants covering the shares registered and is based upon an assumed market price of $.10 per share.  In addition  to the shares set forth in the table,  the amount to be registered  includes an additional 15,609,755 shares issuable upon conversion of or in respect of the  debentures  and  related  warrants,  as such number may be adjusted as a result of stock splits,  stock dividends and similar  transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

     (2)  Calculated  pursuant to Rule 457(c) of the  Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Registrant's common  stock as reported by the OTCBB on July 16,  2002,  in the case of common stock held directly by -  securityholders,  and based upon the agreed upon exercise/conversion  price of notes or warrants for common stock underlying such securities.

     (3) Represents common stock held by certain selling security holders.

     (4) Represents  common stock reserved for issuance upon exercise of options held by certain selling securityholders.

     (5) Represents  common stock reserved for issuance upon exercise of options held by Mr. Anthony Broy.

     (6) Represents common stock reserved for issuance to Toscana Group, Inc.

     (7)  Represents  common  stock  reserved for issuance  upon  conversion  of promissory  notes held by BG Holdings,  LLC, Gulf Coast  Advisors,  Ltd.,  Karim
Amiryani, Douglas W. Jordan, CPA Defined Benefit Plan, Douglas W. Jordan, Norman
Ross, Tel Pro Marketing, Stranco Investments and Vestcom, Ltd.

     (8) Represents  common stock reserved for issuance upon exercise of Class A
Warrants held by BG Holdings,  LLC, Gulf Coast  Advisors,  Ltd, Karim  Amiryani,
Douglas W. Jordan, CPA Defined Benefit Plan, Douglas W. Jordan, Norman Ross, Tel
Pro Marketing, Stranco Investments and Vestcom, Ltd.

     (9) Represents  common stock reserved for issuance upon exercise of Class B
Warrants held by BG Holdings,  LLC, Gulf Coast  Advisors,  Ltd, Karim  Amiryani,
Douglas W. Jordan, CPA Defined Benefit Plan, Douglas W. Jordan, Norman Ross, Tel
Pro Marketing, Stranco Investments and Vestcom, Ltd.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a  further  amendment  that  specifically  states  that  this  registration statement shall  thereafter  become effective in accordance with section 8(a) of the  Securities  Act of 1933, as amended,  or until the  registration  statement shall become  effective on such date as the Securities and Exchange  Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell  these  securities  until the  registration  statement  filed  with the
Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED MARCH , 2003

PROSPECTUS
                        Americana Publishing, Inc.

        Shares of Common Stock to be Sold by Selling Stockholders

     The selling stockholders named in this prospectus are selling approximately
39,383,616 shares of our common stock,  including shares that may be issued upon the exercise of options or warrants or the conversion of convertible debentures.
We will receive none of the proceeds of shares sold by selling stockholders. Our common stock is currently  traded on the  over-the-counter  electronic  bulletin board under the symbol  "APBH." On December 31, 2002,  the last  reported  sales price of a share of our  common  stock  was $.03 per  share.  Investment  in our common stock  involves a high degree of risk.  See "Risk  Factors"  beginning on page 3.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or  disapproved  of these  securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is , 2003

                               PROSPECTUS SUMMARY

      The following  summarizes our business and operations.  This summary is not complete and does not contain all of the information  about us or all of the information  that you should consider before  investing in our common stock. You should read the entire prospectus carefully, including the information under the caption  "Risk  Factors"  and  the  information  in  the  financial  statements, including  the notes to the  financial  statements,  that are  included  in this prospectus.  The securities  offered in this prospectus involve a high degree of risk. See "Risk Factors."

Introduction

Our revenues for Americana Publishing, Inc. only, without inclusion of Corporate
Media Group,  Inc., for 2001 were $259,680 and, for the nine month period ending
September  30,  2002,  were  $376,196.  Our  total  net  losses  for  2001  were
$5,775,333,  and for the nine month  period  ending  September  30,  2002,  were
$2,152,581.  The dramatic  growth in revenues for  Americana  Publishing,  Inc., only, from 2001 to 2002 were a result of expanded  product line and sales effort and the attendant  losses during 2001 resulted from the acquisition of Corporate
Media Group, Inc., a multimedia duplication operation.  We have discontinued the operation  of  Corporate  Media  Group due to lack of  working  capital  and the inability  to refinance  certain  long term debt.  This has had an impact on our operations by reducing  sales.  Our auditors have  expressed  substantial  doubt regarding  our ability to continue  the business as a going  concern.  Corporate
Media Group is currently in default in the aggregate amount of $205,000 on their previously  existing line of credit with 1st Volunteer  Bank. The line of credit bears  interest at a rate of 8.25% per annum.  We believe there is a substantial likelihood  that 1st Volunteer  Bank will attempt to seize any assets covered by the  security  agreement  executed  in  connection  with  this  line of  credit.
Furthermore,  Corporate  Meida Group is in default on certain  capital leases in addition  to being in  default  of its  lease  agreement  with  Richard  Durand.
Finally,  Corporate  Media  Group is  deliquent  in the  approximate  amount  of
$1,500,000  (See  "Management's  Discussion and Analysis - Liquidity and Capital
Resources" and "Risk Factors").

We were incorporated under the laws of Colorado on April 17, 1997. In July 2001, we acquired all of the outstanding  common stock of Corporate Media Group, Inc., which we operated  as a  wholly-owned  subsidiary,  until June 30, 2002 at which time Corporate Media Group was closed. In this prospectus,  "we," "us" and "our"
refer to Americana  Publishing,  Inc. and our previously wholly owned subsidiary unless the context requires otherwise.  Our executive offices are located at 303
San Mateo NE, Suite 104A, Albuquerque, New Mexico. Our telephone number is (888)
883-8203.

The Offering

We are  registering  the shares of common stock  covered by this  prospectus  in order to fulfill  obligations we have to the selling  stockholders named in this
prospectus.   Of  the  41,784,959  shares  of  common  stock  being  registered,
24,925,894  shares of common  stock are  issuable  upon  exercise of warrants or conversion of debt we  previously  incurred an  additional  6,369,065  shares of common  stock we are  contractually  obligated  to register  pursuant to certain agreements with Toscana Group, Inc., Gulf Coast Advisors,  Ltd. and BG Holdings,
LLC.  Such shares  cover,  among other things,  6,504,064  additional  shares of common stock issuable to such parties in connection with possible  anti-dilution adjustments upon certain events to certain debentures and warrants held by them.
For a  detailed  discussion  of these  obligations  and the terms of the  notes, warrants  and options  held by the selling  stockholders,  see  "Description  of
Securities."  The shares offered by this prospectus  represent 112% of our total outstanding common stock.

Our Business

We are a multi-media publishing company. Our primary business is the publication and sale of audio books, print books and electronic books. In addition,  we also sell textbooks,  music,  artwork and jewelry. We market our products through our
Web  site,  as  well  as  through  telemarketing  activities,  catalogs  that we
distribute  to  wholesale  book  buyers,   bookstores  and  libraries.  We  also
distribute  our products  through  large  distributors  and we have  established accounts  including  database and order  processing  agreements with a number of large book and multi-media product retailers. Through our subsidiary,  Corporate
Media Group,  Inc., we  previously  provided  video and audio tape  duplication, packaging,  printing and  fulfillment  services.  However,  we no longer  derive revenues  from this  subsidiary,  the Corporate  Media Group  operation has been discontinued.

     Our revenues  originate  principally from the sale of audio books and print books, with additional revenues generated from the sale of textbooks.  We are in the process of  developing  our first  electronic  book.  In 2002,  we expect to expand  the range of our audio  book and print  book  offerings,  as well as our electronic books.

     Our ultimate  objective is to become a successful  marketer of  multi-media products.  To achieve  this,  it will be necessary for us to expand our revenues through the  marketing  of our  current  products,  to acquire  new  products to market, and to continue to generate revenue through multiple revenue streams. We also need to capitalize on our early  marketing  success by continuing to expand current distribution channels.

                                  RISK FACTORS

     Please  consider  the  following  risk  facts  together  with the  other information  presented in this prospectus before purchasing shares of our common stock.  If any of the following  risks  actually  occur,  our business  could be materially  harmed,  the trading  price of our common stock could decline or you might lose all or part of your investment.

     Our  independent  certified  public  accountants  have  stated  that our recurring losses from operations and our accumulated  deficit raise  substantial doubt  about our  ability to  continue  as a going  concern.  We expect to incur losses  in the  future  and may not  become  profitable.  The  report of our independent  certified public accountants,  Singer Lewak Greenbaum and Goldstein
LLP,  that  covers our  December  31,  2001  consolidated  financial  statements contains a statement  regarding our current losses from  operations and the fact that our total current liabilities exceed our total current assets,  which raise substantial  doubt  as to our  ability  to  continue  as a  going  concern.  Our consolidated  financial  statements  do not include any  adjustments  that might result from the outcome of that uncertainty. We will need to raise more money to finance our  operations.  We may not be able to obtain  additional  financing at all, or on acceptable  terms.  Any failure to raise  additional  financing  will likely place us in significant financial jeopardy, may disrupt our operations or may force us to seek protection under the bankruptcy laws.

     Despite the recent growth in sales revenues by Americana,  we cannot assure  you  that  these  trends  will  continue  or that we  will  ever  become profitable.  We have incurred  significant  losses since our inception.  Our net loss for the year ended December 31, 2001 was approximately $5,770,000,  and our accumulated  deficit as of December 31, 2001 was approximately  $10,250,000.  We expect our  operating  losses to  continue as we engage in the  development  and expansion of our product line.

     Certain of our assets have been seized by our creditors and other assets may be subject to future  seizure.  We have  granted  security  interests to certain of our creditors to secure debt we owe in connection  with,  among other things, lines of credit,  factoring  arrangements and debentures we have issued.
We are presently in default on some of these obligations.  To date, one creditor has  seized  approximately  $100,000  of  our  assets.  There  is a  substantial probability that this, or other,  creditors may seize additional assets.  Future seizures  of our assets  may force us to cease our  operations.  For  additional
information   regarding   these   security   interests  and   obligations,   see
"Management's  Discussion  and  Analysis of Financial  Condition  and Results of
Operations" and "Description of Securities."

     We rely on sales of two key products, audio and print books. Most of our revenues are derived from sales of audio books and some print books. We plan to diversify our product line in the future and we have begun to do so.  Despite these efforts,  our financial  performance  remains dependent on a few products.
Any  significant  diminished  consumer  interest  in our  catalog of audio books and/or print books could disrupt our  operations  and  jeopardize  our financial condition. Furthermore, we may be unable to develop successful new products, and any products that we do develop may not generate sufficient sales to justify the cost of developing and marketing these products.

     Our net sales and profitability depend significantly upon the acceptance of our existing and future multimedia  products within the multimedia market.  This market is characterized by rapidly  changing  tastes.  Frequent  innovations and improvements to our product line are necessary to maintain  consumer interest in our multimedia products. If we are unable to successfully adapt our product line to these changing tastes, we may never become profitable.

     We may be unable to  effectively  manage  our  existing  operations  and anticipated growth, which could place limits on our ability to achieve the goals of our business  plan. We intend to continue to pursue an aggressive  growth strategy. To manage our growth effectively, we believe that we must:

   - develop a business plan for new products or brand line extensions;

   - maintain a high level of manufacturing quality and efficiency;

   - continue to enhance our  operational,  financial  and  management systems and controls;

   - effectively expand, train and manage our employee base; and

   - maintain an effective and efficient inventory control and distribution system.

     Our  failure  to  properly  manage  any of these  or  other  growth-related challenges could adversely affect our business,  financial condition and results of operations. We cannot assure you that we will succeed in effectively managing our existing operations or our anticipated growth.

     We  depend on certain key  employees,  the loss of whom could affect our business,  financial  condition  and results of  operations.  We will depend heavily upon the services of certain of our  officers and  directors,  including
George  Lovato,  Jr. and Don White.  We do not have key person life insurance on the lives of these  individuals  but we are in the  process  of  obtaining  such insurance. We have an employment contract in effect with our chairman, president and CEO, George Lovato, Jr. While we may hire additional  qualified  individuals to work in various  capacities,  the loss of the services of Mr.  Lovato and Mr.
White would disrupt our operations and our business would be harmed.

     In the event of their departure or a change in control, certain officers are  entitled to receive  severance  payments  which could impede our ability to effect a merger or other change in control.  Our employment  agreements with
Messrs.  Lovato and White provide for severance payments of $250,000 each in the event the agreements are terminated by our company or each of Messrs. Lovato and
White,  and  severance  payments of $500,000  each in the event of,  among other things, a change of control of our company, including by a merger or asset sale.
In light of our  financial  condition,  these  agreements  may  preclude us from consummating  a merger or similar  transaction  with another  entity or effect a change of control of our company.

     Our  warranty  reserves may be  insufficient  to cover  future  warranty claims.  We  offer  warranties  on all of our  principal  products.  We have limited  returns from the sale of our products and we have limited  returns with warranty  claims for these  products.  However,  if our  warranty  reserves  are inadequate to cover future  warranty  claims on our products,  our cash reserves may be depleted  and we may not be able to meet our  obligations  as they become due.

     Our market is highly competitive. The market in which we participate is highly  competitive.  We believe  that  hundreds  of  companies  produce  and distribute  products  similar  to ours.  Important  competitive  factors in this market include price,  product quality and performance,  diversity of offerings, warranties and customer service. We believe that our products are competitive in each of these  categories.  However,  many of our  competitors  possess  greater financial resources, wider brand name recognition, broader distribution networks and  other  resources  and  characteristics  that  may give  them a  competitive advantage.

     Our  failure or inability  to protect our  intellectual  property  could significantly harm our competitive position, and we could also incur substantial costs in  defending  claims  that we have  violated  the  proprietary  rights of others.  Protecting  our  intellectual  property is an  important  factor in maintaining our competitive position in the multimedia  industry.  If we do not, or are unable to, adequately  protect our intellectual  property,  our sales and profitability  could be adversely  affected.  We currently  are a licensee for a number of copyrights. However, our efforts to protect our proprietary rights may be inadequate and applicable laws provide only limited protection.  In addition, we believe that our products,  trademarks  and other  proprietary  rights do not infringe upon the proprietary  rights of third parties.  However,  we may not be able to  successfully  prevent  others from claiming that we have violated their proprietary  rights or that any such assertion will not require us to enter into a license  agreement or royalty  agreement with the party  asserting a claim. We could incur substantial costs in defending against such claims, even if they are invalid,  and  we  could  become  subject  to  judgments  requiring  us  to  pay substantial damages.

     The  sale of  material  amounts  of our  common  stock  to  finance  the continuing  operations of our company and the  eligibility  of issued shares for resale may substantially  dilute our common stock and place significant downward pressure on its trading  price.  Our need to raise funds through the sale of equity will likely result in the issuance of a  significant  number of shares of common stock in relation to the number of shares currently  outstanding.  In the past,  we have raised  money  through the sale of  debentures  convertible  into common stock. Such sales have included arrangements requiring us to register the underlying shares of common stock. We are registering  approximately  29,000,000 shares of our common stock which are issuable  upon  conversion of debentures or exercise of warrants we have issued to BG Holdings,  LLC,  Gulf Coast  Advisors,
Ltd.  and  Toscana  Group,  Inc.  as is  more  fully  described  in the  heading
"Description  of  Securities."  these shares are issuable at a discount from the then  current  trading  price of our common  stock.  Therefore,  the issuance of shares to each of these  entities  may dilute the equity  interest  of  existing stockholders  and could have an adverse effect on the market price of our common stock. In addition,  depending on the price per share of our common stock during the life of these  financings,  we may need to  register  additional  shares for resale,  which could have a further  dilutive  effect on the value of our common stock.  The perceived risk of dilution may cause our  stockholders to sell their shares of our common stock, which would contribute to a downward movement in the stock price of our common  stock.

     The trading volume in our common shares has been relatively limited,  and a consistently active trading market for our common stock may not develop, or even if it does develop, continue on the over-the-counter  electronic bulletin board.
If a market does not  develop,  you may not be able to dispose of your shares of common stock.

Our  existing  investors  and  investors in this  offering  could  experience dilution upon conversion or exercise by certain selling securityholders of their notes or warrants.

     The    following    tables    indicate,    based   upon   a    hypothetical
exercise/conversion  date of October 31, 2002 and for prices  representing  75%,
50% and 25% of the  then-applicable  conversion  prices,  the  number  of shares
issuable  to  our  investors  and  the  percentage  of  our  outstanding   stock
represented  by these shares upon the  conversion of certain  debentures and the exercise  of certain  warrants.  The  debentures  and  warrants do not contain a trading  price below which the investor is not  permitted to convert them or any limit on the number of shares into which they can be converted. As a result, the number of shares that these investors are entitled to receive upon conversion or exercise will increase as our stock price decreases.  Therefore, these investors have an incentive to engage in short  selling  activities  aimed at driving down the price of our common  stock.  Also,  if the market  price of our common stock declines to a certain level, these investors will have the ability  unilaterally to exert substantial influence over or take control of our company. We currently have 64,331,390 shares of common stock outstanding.

12% Senior Secured Convertible Debentures

     Pursuant  to the terms of the 12% Senior  Secured  Convertible  Debentures,
investors  in  such  debentures  can  purchase  a  number  of  shares,   without
limitation,  based upon a 50%  discount  from the  average  of the three  lowest closing  bid  prices of our common  stock for the 30  trading  days prior to the conversion  (assuming  that such price is less than that for the 30 trading days prior to the closing on the debentures) which was deemed to be $0.123 per share.

  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

                                                    10/31/02 Conversion Price(1)      75%                50%                25%
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

  Number of shares issuable upon conversion of
  12% Senior Secured Convertible Debentures         18,731,705                 24,975,606         37,463,410        74,926,820
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

  Percentage of outstanding common stock (2)        29.1%                     35.39%             48.76%            73.60%
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

(1)  The average of the three lowest  closing bid prices of our common stock for the 30 trading  days prior  October 31, 2002 was  $0.0433,  50% of which is
     $0.0217.

(2)  Assumes full conversion of the outstanding debentures.

Class A Warrants

     Pursuant to the terms of the Class A Warrants issued in connection with the
12% Senior  Secured  Convertible  Debentures,  investors  in such  warrants  can purchase a number of shares, without limitation,  based upon a 50% discount from the average of the three  lowest  closing bid prices of our common stock for the
30 trading days prior to the  conversion  (assuming that such price is less than that for the 30 trading days prior to the closing on the  debentures)  which was deemed to be $0.123 per share.

  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

                                                    10/31/02 Conversion Price(1)      75%                50%                25%
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

  Number of shares issuable upon exercise of
  Class A Warrants                                  18,731,705                 24,975,606         37,463,410        74,926,820
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

  Percentage of outstanding common stock (2)        29.1%                     35.39%             48.76%            73.60%
  ------------------------------------------------- ------------------------- ------------------ ------------------ ----------------

(1)  The average of the three lowest  closing bid prices of our common stock for the 30 trading  days prior  October 31, 2002 was  $0.0433,  50% of which is
     $0.0217.

(2)  Assumes full conversion of all the outstanding debentures.

Class B Warrants

     Pursuant to the terms of the Class B Warrants issued in connection with the
12% Senior  Secured  Convertible  Debentures,  investors  in such  warrants  can purchase a number of shares,  without limitation,  equal to the number of shares purchasable

------------------------------------------------- ------------------------ -------------------- ------------------ -----------------

                                                  10/31/02 Conversion Price(1)      75%                  50%                25%
------------------------------------------------- ------------------------ -------------------- ------------------ -----------------
------------------------------------------------- ------------------------ -------------------- ------------------ -----------------

Number of shares issuable upon exercise of
Class B Warrants                                  46,829,270                 62,439,026          93,658,540        187,317,080
------------------------------------------------- ------------------------ -------------------- ------------------ -----------------
------------------------------------------------- ------------------------ -------------------- ------------------ -----------------

Percentage of outstanding common stock (2)        57.00%                     63.88%              72.62%             84.14%
------------------------------------------------- ------------------------ -------------------- ------------------ -----------------

(1)  The average of the three lowest  closing bid prices of our common stock for the 30 trading  days prior  October 31, 2002 was  $0.0433,  50% of which is
     $0.0217.

(2)  Assumes full conversion of all the outstanding debentures.

     The so called  "Penny Stock Rule" could make it  cumbersome  for brokers and dealers to trade in our common stock, making the market for our common stock less liquid which could cause the price of our stock to decline.  Our common stock  trades on the OTC  Bulletin  Board and the "pink  sheets." As long as our common  stock is not  quoted  on  Nasdaq  or at any time  that we have less than
$2,000,000  in net  tangible  assets,  trading in our common stock is covered by
Rule  15g-9  under  the  Securities  Exchange  Act of 1934  for  non-Nasdaq  and
non-exchange  listed securities.  Under that rule,  broker-dealers who recommend covered  securities to persons other than  established  customers and accredited investors  must  make  a  special  written  suitability  determination  for  the purchaser and receive the purchaser's  written  agreement to a transaction prior to sale.

     The SEC has adopted  regulations  that generally define a penny stock to be any  equity  security  that has a market  price of less than  $5.00  per  share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity  security  issued by a company that has (i) net tangible assets of at least $2,000,000,  if such issuer has been in continuous  operation for three (3) years;  (ii) net tangible assets of at least  $5,000,000,  if such issuer has been in continuous  operation for less than three (3) years; or (iii)
average  revenue  of at least  $6,000,000  for the  preceeding  three (3) years.
Unless such an exemption is available, the regulations require the delivery of a disclosure  schedule  explaining the penny stock market and the risks associated therewith prior to any transaction  involving a penny stock. If our common stock becomes  subject to the  regulations  on penny stocks,  that factor could have a severe adverse effect on the market  liquidity for the common stock due to these limitations  on the ability of  broker-dealers  to sell the common  stock in the public market which could cause the price of our stock to decline.

     We will have to apply for listing on the Bulletin Board Exchange and, if we fail to meet the listing  criteria,  may not be eligible  for listing on this new  exchange.  In or about the third  quarter of 2003,  the NASD intends to eliminate the over-the-counter  electronic bulletin board, the principal trading market for our stock,  and replace it with the Bulletin Board Exchange,  or BBX.
Unlike the bulletin  board,  the BBX will impose certain  standards on companies seeking  to list  their  stock  for  trading.  We may be  unable  to meet  these standards or, after listing our shares for trading,  to maintain them. In either event,  we would be ineligible  for trading on the BBX and our stock would trade on the Pink  Sheets.  This may result in a loss of  liquidity  in our shares and could make it difficult for our shareholders to sell their shares should they so desire.

                        FORWARD LOOKING STATEMENTS

     In this prospectus, we include some forward-looking statements that involve substantial  risks  and  uncertainties  and  other  factors  which may cause our operational and financial activity and results to differ from those expressed or implied by these  forward-looking  statements.  In many cases,  you can identify these  statements  by  forward-looking  words such as "may,"  "will,"  "expect,"
"anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words.  You should read statements  that contain these words  carefully  because they discuss our future expectations,  contain projections of our future results of operations or of our financial  condition,  or state other  "forward-looking"
information.

     You should not place undue  reliance on these  forward-looking  statements.
The sections captioned "Risk Factors" and "Management's  Discussion and Analysis
of Financial  Condition  and Results of  Operation,"  as well as any  cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

     Although we believe that the expectations  reflected in the forward-looking statements  are  reasonable,  we  cannot  guarantee  future  results,  levels of activity, performance or achievements.

                             USE OF PROCEEDS

The shares of common stock offered  hereby are being  registered for the account of  the  selling  stockholders  identified  in  this  prospectus.  See  "Selling
Stockholders."  All net  proceeds  from the sale of these shares of common stock will go to the stockholders who offer and sell their shares of common stock. The principal  purpose of this offering is to effect an orderly  disposition  of the selling  stockholders' shares. We will not receive any part of the proceeds from such sales of common  stock.  We will receive some proceeds from the exercise of warrants and options by the selling  stockholders,  only if the holders  thereof elect to exercise such  warrants and options and there can be no assurance  that they will do so, as described under the caption "Description of Securities." Any proceeds  from such  exercises  or  conversions  will be used by us for  working capital purposes.

                             DIVIDEND POLICY

     We have  never  paid  cash  dividends  and do not  intend  to pay any  cash dividends with respect to our common stock in the foreseeable  future. We intend to retain any earnings for use in the  operation of our  business.  Our board of directors will determine  dividend policy in the future based upon,  among other things, our results of operations, financial condition, contractual restrictions and other factors deemed  relevant at the time. We intend to retain  appropriate levels of our earnings, if any, to support our business activities.

                              CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2002. The information  set forth below should be read in  conjunction  with our  unaudited
consolidated   condensed  financial   statements  and  notes  and  "Management's
Discussion  and  Analysis  of  Financial  Condition  and  Results of  Operation"
included elsewhere in this prospectus.

                                                       As of September 30,
                                                            2002

                                                         (Unaudited)
Long-term obligations                               $                 -
Stockholders' equity:
 Preferred stock;
   No par value, 20,000,000 shares
    authorized, no shares issued
    and outstanding                                                   -
 Common stock;
   $0.001 par value, 100,000,000 shares
    authorized, 24,854,394 (unaudited) shares
    issued and outstanding                                       24,855
 Additional paid-in capital                                  10,001,726
 Accumulated deficit                                        (12,402,736)

Total stockholders' deficit                                  (2,376,155)
Total capitalization                                >$        (2,376,155)

                         SELECTED FINANCIAL DATA

     The statement of operations  data for the year ended  December 31, 2001 and the  balance  sheet data as of  December  31,  2001 have been  derived  from our
audited  financial  statements  included  elsewhere  in  this  prospectus.   The
statement of  operations  data for the nine months ended  September 30, 2002 and
2001 and the balance  sheet data as of September 30, 2002 have not been audited, but have been derived from unaudited financial information included elsewhere in this prospectus,  prepared,  in management's  opinion,  on the same basis as the audited financial statements.  In management's opinion, this unaudited financial
information   includes  all   adjustments,   consisting   of  normal   recurring
adjustments, necessary to present such information fairly.

                                                           September 30, 2002          December 31, 2001
Balance Sheet Data:
Total assets                                                 $   556,752               $   368,440
Total liabilities                                            $ 2,932,907               $ 1,912,146
Total stockholders' deficit                                  $ 2,376,155               $ 1,543,706
Working Capital Deficit                                      $ 2,657,128               $ 1,840,965

                                               Nine Months Ended
                                                                                         Year Ended
                                       Sept 30,                 Sept 30,              December 31,
                                          2002                      2001                    2001

Statement of Operations:
Revenues                             $    376,196               $   236,735             $    259,680
Cost of goods sold                   $     99,152               $    61,082             $     62,045
Total operating expenses             $  1,681,078               $   959,188             $  3,622,730
Loss from operations                 $ (1,404,034)              $  (788,535)            $ (3,423,095)
Total Other Income (Expense)         $    (61,805)              $       129             $   (410,968)
Loss from Discontinued Operations    $   (686,741)              $  (587,834)            $ (1,937,270)
Net loss                             $ (2,152,581)              $(1,371,240)            $ (5,775,333)
Basic and diluted net loss                 $(0.08)                   $(0.07)                 $(0.35)
per share
From Discontinued Operations               $(0.04)                   $(0.07)                 $(0.17)
Basic and diluted
weighted-average shares
outstanding                            19,080,250                 9,606,513               11,159,259

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATION

     The  following  discussion  should  be  read  in  conjunction  with  our financial  statements and the notes to our financial  statements  that appear in this prospectus.  The following  discussion  contains forward looking statements that reflect our plans,  estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to such differences  include,  but are not limited to, those  discussed  below and elsewhere in this  prospectus,  particularly  in the section titled "Risk Factors."

General

We  were  incorporated  as a  Colorado  corporation  in  April  1997.  We  are a multi-media publishing company. Our primary business is the publication and sale of audio books,  print books and electronic  books.  In July 2001, we acquired a wholly  owned  subsidiary,  Corporate  Media  Group,  Inc.,  which is located in
Chattanooga,  Tennessee.  Corporate  Media  Group,  Inc. has been engaged in the business of duplicating video and audiotapes on a contract basis. However, we no longer  derive  revenues  from this  subsidiary,  and we have  discontinued  its operations.

     As part of our business  strategy,  we plan to acquire small sponsored book publishing  companies and list their book titles on our Web site. We also intend to purchase a heat set web press  company and book binding  company.  We plan to acquire companies by exchanging shares of our common stock. We are not presently engaged in any negotiations  with, nor do we have any commitments to, any person or entity to acquire any business or assets.

     As part of our  business  plan,  we plan to use our common stock to acquire other  sponsored  book  publishing  companies  and other related  companies.  We believe  that  active  trading of our  common  stock  will be  important  to the principals of target  companies and future  acquisitions may be dependent on the active  trading of our common  stock.  Our  common  stock has not been  actively traded and, if our common stock continues to trade flatly, we may not be able to acquire additional companies.

     General and  administrative  expenses  consist  primarily  of salaries  and related  expenses for  executive,  finance and other  administrative  personnel, recruitment expenses,  professional fees and other corporate expenses, including business development and general legal activities.

     We acquired Corporate Media Group in an attempt to vertically integrate our reproduction  and  duplication  activities  as they  relate  to the  audio  book operation.  The  acquisition  consisted  of the  issuance  of 772,000  shares to
Richard and Susan  Durand  among other key  employees.  Additionally,  we issued
245,827  shares of our common stock to two  creditors of Corporate  Media Group,
Inc.,  in payment of existing  debt. We raised  $150,000 in a private  placement during the last quarter of 2001 and the first quarter of 2002, borrowed $385,000 from officers and directors  and engaged in two separate  convertible  debenture transactions  that yielded  $240,000 in the first two quarters of 2002. Over 80%
of these funds were  contributed to Corporate  Media Group as working capital to supplement the purchase of raw materials for ongoing orders and payroll.  All of this, inclusive of cash and stock, equals a value of $407,000.

Results of Operations

     Nine month period ended September 30, 2002 as compared to the nine month period ended September 30, 2001.

     Revenues.  Revenues increased by $139,461 from $236,735 for the nine month period  ended  September  30, 2001 to $376,196  during the nine month period ended  September 30, 2002.  This increase in revenues is  attributable to expanded product line and development of refined techniques.

     Cost of Goods Sold.  Costs of goods sold increased by $38,070,  from
$61,082 for the nine month period ended September 30, 2001 to $99,152 during the nine month period ended  September 30, 2002.  This increase is  attributable  to increased production of our product line.

     Compensation Expense. Compensation expense increased by $701,168, or
145%,  from  $482,903  for the nine month  period  ended  September  30, 2001 to
$1,184,071  during the nine month period ended September 30, 2002. This increase was attributable,  in part, to $520,257 of grants of our common stock to certain of our employees and consultants.

     Depreciation   and   Amortization.   Depreciation  and  amortization
decreased by $15,990, from $92,862 for the nine month period ended September 30,
2001 to $76,872  during the nine month period  ended  September  30, 2002.  This decrease  was  attributable,  in part,  to  equipment  lost upon our  closing of
Corporate Media Group, Inc.

     Selling,  General and Administrative  Expenses. Selling, general and administrative  expenses  increased by  $1,109,848,  from  $383,423 for the nine month period ended  September 30, 2001 to $420,135  during the nine month period ended  September  30,  2002  due  to  increased  salary  expense  and  executive compensation.  The detail of these  expenses is provided on Exhibit  4.8,  pages
1-3.

     Other  Income  (Expense).  Other income  decreased from $129 for the nine month period ended  September  30, 2001 to nil during the nine month period ended September 30, 2002. Interest expense increased from nil for the nine month period ended  September  30, 2001 to $61,805  during the nine month period ended
September 30, 2002. This increase was  attributable to interest expense on loans from shareholders

Year ended December 31, 2001 as compared to year ended December 31, 2000

     Revenues.  Revenues increased by $202,953, from $56,727 for the year ended  December  31, 2000 to $259,680  during the year ended  December 31, 2001.
This  increase in revenues is  attributable  to revenues  generated by Corporate
Media Group, Inc., which we acquired in June 2001.

     Cost of Goods Sold.  Costs of goods sold increased by $14,264,  from
$47,781 for the year ended  December  31, 2000 to $62,045  during the year ended
December 31, 2001.  This  increase is  attributable  to increased  production of audio tapes.

     Depreciation   and   Amortization.   Depreciation  and  amortization
increased  by $66,493  from  $66,242  for the year ended  December  31,  2000 to
$132,735 for the year ended December 31, 2001 and is  attributable  to increased capital expenditure.

     Selling,  General and Administrative  Expenses. Selling, general and administrative  expenses  increased by $297,917,  from  $2,191,932  for the year ended  December 31, 2000 to $3,301,780  for the year ended  December 31, 2001 of the increase of $3,301,786, $2,607,000 was stock based compensation expense.

     Other Income  (Expense).  Total other income (expense)  increased to
$412,918  for the year ended  December  31, 2001 from $10,791 for the year ended
December 31, 2000.  This  increase in expenses is  attributable  to, among other things, $385,000 in financing expenses related to convertible debt; and interest expense of $28,164.

     Discontinued  Operations.  Although  expectations were high regarding the acquisition of Corporate  Media Group, , sustaining  operations of Corporate
Media Group were not financially  feasible due to the  misevaluation  of certain
Corporate Media Group assets.  Corporate  Media Group  operations were therefore discontinued.

Liquidity and Capital Resources

     We  have  financed  our  operations   primarily   through  various  private
financings. We signed a securities purchase agreement, dated as of April 1, 2002 with BG Holdings, LLC and Gulf Coast Advisors,  Ltd. Pursuant to such agreement,
BG  Holdings,  LLC and Gulf  Coast,  Ltd.  agreed to purchase  an  aggregate  of
$200,000 in principal amount of our 12% senior secured  convertible  debentures, which mature April 1, 2003. Together with such debentures,  BG Holdings, LLC and
Gulf Coast,  Ltd.  were also issued Class A warrants  and Class B warrants.  The first  $100,000  in  aggregate  principal  amount  of  our  12%  senior  secured convertible debentures were issued to BG Holdings, LLC and Gulf Coast, Ltd. upon execution  of the  securities  purchase  agreement,  and the second  $100,000 in aggregate principal amount of our 12% senior secured convertible debentures will be issued to BG Holdings, LLC and Gulf Coast, Ltd. upon the effectiveness of the registration statement of which this prospectus forms a part.

     The outstanding  balance on these notes can be converted to common stock at a conversion  price in accordance  with the formula set out in the note purchase agreement  for a period of between two and seven years.  The formula  allows for conversion at the option of the holder of some or all of the principal,  accrued and unpaid  interest and  penalties due on the notes into shares of common stock at a price equal to 50% of the lesser of the average of the three lowest closing bid prices per share for the common stock during  either (i) the 30 trading days prior to the closing of the note issuance;  or (ii) the 30 trading days prior to the date of conversion.

     The Class A warrants can be exercised from the date of issuance until April
1, 2009 at a price equal to 50% of the lesser of the average of the three lowest closing  bid  prices  per share for the common  stock  during  either (i) the 30 trading days prior to the closing of the note  issuance;  or (ii) the 30 trading days prior to the date or dates all or any portion of the warrant is  exercised.
The Class A warrants may be  exercised  for the number of shares of common stock obtained by dividing (i) the principal amount of the corresponding  note by (ii)
the conversion  price. The Class B warrants can be exercised for a period of two years from their  effective  date at a price  equal to the lesser of (i) 105% of the average of the lowest  three  closing bid prices of our common stock or (ii)
50% of the lesser of the  average  of the three  lowest  closing  bid prices per share for the common stock  during  either the 30 trading days prior to the date or dates all or any portion of the warrant is exercised.

     In April 2002,  we issued to certain  investors an aggregate of $140,000 of one-year, 10% convertible promissory notes and warrants to purchase an aggregate of approximately 1,400,000 shares of our common stock valued at $0.10 per share.
As of April 2002, we renegotiated the terms of these notes and warrants to equal those issued to BG Holdings and Gulf Coast Advisors, Ltd.

     During 2001, we sold an aggregate of $385,000 of convertible notes to three of our  directors.  The notes are for a term of one year and bear  interest at a rate of 30% per annum,  payable monthly and are  convertible  into shares of our common stock at a conversion price that ranges from $0.05 to $0.10 per share.

     For additional  information on the securities we issued pursuant to private financings, see "Description of Securities."

     As of April 2002, Cinram, Inc. seized approximately $100,000 from Corporate
Media Group,  Inc. in  connection  with an agreed  judgment it obtained  against
Corporate  Media Group,  Inc.  for  approximately  $245,000  upon the default by
Corporate  Media  Group,  Inc.  of a  settlement  agreement  with  Cinram,  Inc.
Corporate  Media Group,  Inc.  owes  approximately  $170,000 to Cinram,  Inc. in connection  with the judgment.  We cannot assure you that Cinram,  Inc. will not seize,  or attempt to seize,  additional  funds or assets from  Corporate  Media
Group, Inc. in connection with the judgment.

     Under  the  terms of  their  employment  agreements,  we were  required  to reimburse the officers of Corporate Media Group for certain expenses,  including primarily  printing and transportation  expenses.  We are engaged in discussions with these officers concerning the resolution of $170,000. We may be required to pay all or some portion of this amount to these parties.

Corporate  Media  Group  maintained  a line of credit  with 1st  Volunteer  Bank secured by our accounts receivable and inventory. Advances on the line of credit bear interest at 8.25% per annum,  which is payable on a monthly basis. The line of credit  matured in April  2002 and was not  renewed  by 1st  Volunteer  Bank.
Corporate  Media  Group  presently  is in  default on the  remaining  balance of approximately  $205,000 and we have been unable to secure an alternative line of credit.  We believe there is a substantial  likelihood  that 1st Volunteer  Bank will  attempt to seize the assets  covered by  Corporate  Media  Group  security agreement  with 1st Volunteer  Bank. If 1st Volunteer Bank seized certain assets no effect would be had on Americana  Publishing,  Inc. in that none of Americana
Publishing, Inc.'s assets were posted as collateral.

     In or about April 2002, we entered into a security  agreement  with Langsam
Borenstein Partnership,  or LBP. Pursuant to the terms of the agreement, we have the option to sell to LBP,  among  other  things,  certain of our open  accounts receivable and book debts at rates prescribed in the agreement with LBP. LBP has committed  to purchase  these  accounts  receivable  at a discount of 30%.  Upon receipt of payment from the customer,  LBP will forward to Americana our balance after  deducting  fees  charged by LBP varying  from 4% to 10%  depending on the length of time  outstanding.  Americana is required to buy back  invoices by the
91st day  outstanding.  To guarantee  payment of our obligations to LBP, we have granted  LBP a security  interest  in all our  tangible  and  intangible  assets located  at our  facility  on Truman  Street in  Albuquerque,  New  Mexico.  The
agreement is for a term of one year and is  renewable  for  successive  one-year terms unless  otherwise  cancelled by either party upon 60-days  written  notice before the expiration of the current term.  The agreement  provides for remedies upon the  occurrence of certain events of default,  which  include,  among other things,  filing for protection  under the bankruptcy laws or a change in control of our  company.  Upon an event of  default,  LBP is  entitled  to,  among other things,  all  remedies  under the  Uniform  Commercial  Code of the State of New
Mexico.  In such  event,  it can  also  demand  our  repurchase  from LBP of all accounts sold to them,  plus interest and penalties or it can seize assets under its security agreement.

     Current and Future Financing  Needs. We have incurred  negative cash flow from operations since we started our business. We have spent, and expect to continue to spend,  substantial  amounts in  connection  with  implementing  our business strategy.

Our consolidated  financial  statements have been prepared assuming that we will continue as a going  concern.  We have incurred net losses of $2,152,581 for the nine months ended  September 30, 2002 and $5,775,333 for the year ended December
31, 2001.  Presently,  we have very little cash on hand. We believe that we will need total additional financing of approximately $700,000 to continue to operate as planned during the twelve-month  period from February 28, 2003. This is based upon our  anticipated  need for  $58,000  to  $60,000  per month to cover  rent, telephone,  computer,  salary,  wage,  duplicating and artwork  expenses.  These matters  raise  substantial  doubt  about our  ability  to  continue  as a going concern.  In order for sales to be generated  sufficient to sustain  operations, audio book  production must realize an increase in the number of titles produced on a monthly  basis.  Concurrent  with  increased  production,  an  increase  in additional  duplication,  manufacturing  and other  production costs will occur.
These increased costs are projected to require  approximately $50,000 to $60,000 per month in increased  production  expense.  This in turn should generate sales sufficient to support  operations.  The  discontuation of Corporate Media group, whereby all  customers  have been  outsourced  to other media  duplicators  will result in overall lowering of operating expenses for the future.

     We anticipate that we will raise these additional funds through the private sale of our securities  and/or  through  long-term  loans.  The actual amount of funds we will need to  operate is  subject  to many  factors,  some of which are beyond our control.

      These factors include the following:

     - expenses  incurred by us in connection  with the execution of our business plan, including the acquisition of other companies;

     - expenses associated with integrating companies we acquire;

     - costs associated with hiring and retaining  additional  personnel; and

     - our ability to implement our business strategy.

We have based our estimate on assumptions that may prove to be wrong.

     While we anticipate funding a portion of our cash requirements  through the sale of our products and services, we may need to obtain additional funds sooner or in  greater  amounts  than we  currently  anticipate.  Potential  sources  of financing include strategic relationships, public or private sales of our shares or debt and other  sources.  We may seek to access the public or private  equity markets when conditions are favorable due to our capital requirements. We do not have any  committed  sources  of  financing  at this time,  and it is  uncertain whether  additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling  additional  shares of common stock or other securities convertible into common stock, the ownership interest of our existing  stockholders will be diluted.  Our ability to continue as a going  concern  depends upon our ability to raise  additional  funds in the immediate  future. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit or cease our  operations  and we may seek  protection  from our  creditors under the  bankruptcy  laws, in which case our common stock would be essentially without value.

                             DESCRIPTION OF BUSINESS

General

     We were  incorporated  under the laws of the State of Colorado on April 17,
1997.  From  October  1996 until  April  1997,  our  predecessor  operated  as a development  stage  division of B.H.  Capital  Limited,  engaging in publication design  research,  industry and competition  research and demographic  research.
B.H.  Capital  Limited  is an entity  whose  principal  and sole owner is George
Lovato, Jr., our chairman, CEO and president.

     We are a  multi-media  publishing  company.  Our  primary  business  is the publication  and sale of audio books,  print books and electronic  books,  which account for approximately 99% of our revenue.  Through the Web sites that we own and operate,  consumers are offered  approximately 500,000 multi-media products.
Some of these are our own publications while others are available through access to Ingram Book Company  inventory and order processing  arrangements  along with access to other wholesalers and retailers  described below in the section "Audio
Books."

     We publish  books in a variety of genres,  including  mysteries,  westerns, business development, personal development, spiritual and children's literature.
We also sell textbooks, music, jewelry and artwork, but these items only account for approximately one percent of our revenue.

     We sell our products that we currently  distribute  to consumers  primarily
through   traditional   book   wholesale  and  retail   distribution   channels,
telemarketing,  and  through the  Internet,  using a series of linked Web sites.
Although each individual, freestanding Web site is specifically designed for the sale of a highly  defined group of products,  the Web sites are  identified by a common denominator, the word "Americana," and each Web site offers a link to our
other   Web   sites.   We   currently    maintain   four   linked   Web   sites:
americanabooks.com,      americanasongs.com,      americanatextbooks.com     and
americanaartmart.com. We believe that this interlinked website design encourages customers to visit the linked sites,  increasing the  possibility of sales,  and further  allows each  individual  site to be  registered  with various  Internet search  engines,  resulting in the  possibility  of increased  traffic.  We also publish a catalog of our audio books,  which is continually  mailed to potential wholesale book buyers, bookstores and libraries.

     Our  wholly-owned  subsidiary,   Corporate Media Group, Inc. provided
its  duplication  services in video,  print and CD media both to our company and third party  customers.  These services were provided in part by Corporate  Media
Group,  Inc. in house and also through  subcontracting  the work  through  other manufacturers;  however,  at  the  present  time,  all  of  these  services  are outsourced to reduce operating costs.  Corporate Media Group,  Inc. has a return for refund and/or exchange policy for defective materials manufactured by it.

During the year ended December 31, 2001, on discontinued  operations  nearly 83%
of our sales were  generated by five customers  representing  26%, 18%, 16%, 12%
and 11% of net  sale  of  discontinued  operations.  The  loss  of any of  these customers  will not  adversely  affect our  financial  condition.  Additionally,
Corporate Media Group, Inc.  purchases nearly 25% of its supplies from DXB, Inc.
The loss of DXB,  Inc.  as a supplier  would not disrupt  Americana  Publishing,
Inc.'s operations.

     Our  financial  performance  depends on a small number of products,  namely audio and print books.  These  products are  distributed  primarily to wholesale booksellers  and  libraries  throughout  the U.S.  They  constituted  99% of our revenues for the year ended  December 31, 2001 and 99% for the nine months ended
September 30, 2002.  Going  forward,  we expect these two products to constitute the  vast  majority  of  our  sales  as we  discontinue  the  operations  of our subsidiary,  Corporate  Media  Group,  Inc. We must  produce new audio and print books each month in order to generate sales. Therefore, new authors and material must be contracted under royalty agreements. Should we be unable to contract new authors and material, sales will be adversely affected.

   Audio Books

     Currently,  we offer  approximately 65 audio book titles, and have recently acquired over 200 additional  titles as a result of purchasing audio masters and finished inventory produced by Sunset Productions,  Inc. which are available for sale on our Web site americanabooks.com. Our audio books are currently published on audio tapes,  though we have  published  one audio book in CD format,  and we intend to increase our  production  of audio books in CD format.  Consumers  who visit the Web site can listen to a two-minute sample of many of our audio books.
We have also  published an "Audio Book Sampler Tape" that  highlights  the first two  minutes of thirty of our audio  books,  enabling a listener to get a flavor for the books and our packaging.  Unlike many other audio book publishers, we do not use  cardboard  packaging,  but a more durable  packaging,  which we believe differentiates  our  product.  In June 2001 we  received an award from the Audio
Publishing  Association  as the  "Best  New  Audio  Book  Publisher  for  2001."
Additionally,  one of our audio  book  narrators,  Charlie  O'Dowd,  received  a
"Golden  Headset"  award from  Audioworld  as the "Best  Abridged  Reader of the
Year."

     We  sell  our  audio  books  to  approximately  17,000  retail  stores  and approximately 15,000 libraries, as well as to large truck stop distributors such as  BARJAN,  KSG and Audio  Adventures.  We have also  established  accounts  to include database and order processing agreements with Baker and Taylor, Advanced
Marketing Services, Ingram Book Company, Anderson News Company, Books-A-Million/
American  Wholesale  Book  Company,  Barnes and Noble,  BJ's,  Brodart  Company,
Hastings, Lodes Tone, Penton Overseas, Professional Media and Recorded Books. We
believe that the quality and quantity of these  retailers  serves to enhance our sales.

   Print Books

     During 2001,  we published  our first print book,  entitled "The Cowboy," a children's  book that  includes  both a print book and an audio tape. In January
2002, we introduced four additional  print titles,  "The Killing Cards," "Ground
Lions,"  "Beloved Leah" and "It Is I Joseph." We have published a total of seven print books as of the date of this prospectus. We are selling our print books by including  them in the Ingram Book Company  inventory  of available  books along with our own internet marketing.

   Electronic Books

     As of the date of this prospectus,  we have published 15 electronic  books.
We have developed  software enabling us to make these e-books available for sale and download.

Competition

     Currently,   amazon.com  and   barnesandnoble.com   dominate  the  sale  of
multimedia  publications over the Internet.  We believe that price,  rather than speed of delivery or product  availability,  sets the parameters for competition between  these two  retailers.  Their Web sites  emphasize  products by popular, well-known authors, rather than lesser known authors.

     At this time,  we are not a  significant  competitive  presence in the book publishing  and  selling  industry.  We  believe  that  there  are more than 150 companies that produce and distribute products similar to ours, some of whom may have  significantly  greater  resources  than we do. We are seeking to raise our profile in the  industry in a number of ways,  by giving  higher  visibility  to lesser known  authors,  designing  our Web sites to make  searching for products easy and quick,  and providing  speedy delivery and competitive  prices whenever possible.  Additionally,  we are seeking  niche  markets;  for example,  we have produced  an audio  drama of the NIV New  Testament,  which  we  intend  to make available for rent or purchase at truck stops.  We also publish  "series" works, which we believe  are  popular  with audio book  customers,  including  works by
Elaine Viets, Leslie Glass, Cynthia Davis and Lou Campanozzi.

     We have a trademark on the name "Americana  Publishing,  Inc." in the State of New Mexico that expires in February 2009.  Further,  we obtain  copyrights on all produced materials.

Consultants

     In January 1999, we entered into an ongoing consulting  agreement with B.H.
Capital  Limited,  an entity wholly owned and controlled by George Lovato,  Jr., our chairman, president and CEO. Pursuant to the agreement, B.H. Capital Limited will  provide  services  relating to, among other  things,  marketing  strategy, budgeting and finding credit sources.  For more information  regarding the terms of the consulting agreement, see "Certain Transactions."

     In March  2002,  we  entered  into a six month  management  and  consulting agreement  with  Levari  Associates,  Inc.  Pursuant  to the  agreement,  Levari
Associates,  Inc.  agreed,  among other things to perform certain  financial and investor relations  services on a best efforts basis.

     In  consideration  for  these  services,  we  agreed  to issue to  Levari &
Associates,  Inc.  600,000  shares of our common  stock and  options to purchase
100,000 shares of common stock at an exercise price of $0.30 per share.  We also agreed to  register  with the SEC the  600,000  shares  of common  stock and the
100,000 shares of common stock issuable upon exercise of the options.  We issued these shares on July 16, 2002. However, we subsequently determined that Levari &
Associates was not performing its obligations under the agreement. We are in the process of terminating  the agreement and cancelling the shares and have removed them from this offering.

     In March  2002,  we entered  into a one year  product  shipping  consulting agreement  with Blue Chip  Allied,  Ltd.  Pursuant to the  agreement,  Blue Chip
Allied, Ltd. agreed to render, on a best efforts basis, advice and assistance in connection with certain  administrative  managerial and logistical  matters.

     In  consideration  for  these  services,  we  agreed  to issue to Blue Chip
Allied, Ltd. 530,000 shares of our common stock. We also agreed to register with the SEC such shares of common  stock.  We issued  these shares on July 16, 2002.
However, we subsequently determined that Blue Chip Allied was not performing its obligations  under the  agreement.  We are in the  process  of  terminating  the agreement and cancelling the shares and have removed them from this offering.

     In March  2002,  we entered  into a one year  product  market  intelligence consulting  agreement  with  Consolidated  Research.  Pursuant to the agreement,
Consolidated  Research  agreed to render,  on a best efforts  basis,  advice and assistance in connection with,  among other things  demographic  research,  test marketing, modeling and market research.

     In  consideration  for these  services,  we  agreed  to issue  Consolidated
Research 740,000 shares of our common stock. We also agreed to register with the
SEC such  shares  of common  stock.  We issued  these  shares on July 16,  2002.
However,  we  subsequently   determined  that  Consolidated   Research  was  not
performing  its  obligations  under  the  agreement.  We are in the  process  of terminating  the agreement and  cancelling the shares and have removed them from this offering.

     In March  2002,  we  entered  into a six  month  Web and  media  consulting agreement with Mayflower Media, Inc. Pursuant to the agreement, Mayflower Media,
Inc.  agreed to render,  among  other  things,  certain  media/internet  related services.  We issued  these shares on July 16, 2002.

In consideration for these services, we agreed to issue to Mayflower Media, Inc.
435,000  shares of our common stock and three year  options to purchase  150,000 shares of common stock at an exercise  price of $0.40 per share.  We also agreed to  register  with the SEC the  435,000  shares of common  stock and the 150,000 shares of common  stock  issuable  upon  exercise of the  options.  However,  we subsequently  determined  that  Mayflower  Media,  Inc. was not  performing  its obligations  under the  agreement.  We are in the  process  of  terminating  the agreement and cancelling the shares and have removed them from this offering.

Employees

     As of the date of this prospectus, we employ eight full-time employees, and our wholly-owned subsidiary,  Corporate Media Group, Inc., presently employs two full-time employees.

Property

     We sublet our principal  executive offices for a term of four years,  which term expires on December 31, 2003. These premises are sublet from George Lovato,
Jr., our chairman,  CEO and president,  and B.H. Capital  Limited,  an entity in which Mr. Lovato is the principal and sole owner.

     We lease an additional  4,100 square feet of office and warehouse space for a term of four years,  which term expires on January 4, 2004. These premises are leased from George  Lovato,  Jr., our chairman,  CEO and  president,  and Tierra
Americana  Real Estate,  LLC, an entity in which Mr. Lovato is the principal and sole owner.

     Our  wholly-owned   subsidiary,   Corporate  Media  Group,  Inc.,  occupies
approximately  45,000 square feet in a facility in Cleveland,  Tennessee.  These premises  are leased for a term of ten years,  which  expires on July 31,  2011, from  Richard  Durand,  our former  director,  and Susan  Durand,  a director of
Corporate Media Group, Inc. Susan Durand is Mr. Durand's wife.

Legal Proceedings

     We  are  co-defendants  with  Corporate  Media  Group,  Inc.  in a  lawsuit commenced  in May 2002 by Digitone  Graphics  in the Court of General  Sessions,
Hamilton  County,   Tennessee.   Digitone  Graphics  has  alleged  that  we  owe
approximately  $9,900 for  materials  purchased  from and services  performed by them for Corporate Media Group.

Corporate  Media Group,  Inc. and Susan  Durand,  a director of Corporate  Media
Group, are  co-defendants in a lawsuit commenced on May 2002, by First Tennessee
Bank in the Circuit Court of Bradley County, Tennessee.  First Tennessee Bank is
seeking damages of approximately  $38,900 with respect to an overdrawn  account.
The suit was settled at  approximately  $23,000 payable in installments  over 12 months.

     We  are  co-defendants  with  Corporate  Media  Group,  Inc.  in a  lawsuit commenced on May 2002, by Eva-Tone, Inc. in the Circuit Court of Bradley County,
Tennessee.  Eva-Tone,  Inc.  is seeking  damages of $26,350  with  respect to an account for merchandise that is delinquent.

     Corporate  Media Group,  Inc. is a defendant in a lawsuit filed in June 23,
1997 by Cinram,  Inc. in the U.S.  District  Court for the Southern  District of
Indiana, Indianapolis District. Cinram, Inc. enforced an agreed judgment entered in July 2001 against  Corporate  Media Group,  Inc. for  approximately  $245,000 obtained by Cinram,  Inc. upon the default by Corporate  Media Group,  Inc. of a settlement  agreement with Cinram,  Inc. In connection with the judgment,  as of
April 2002,  Cinram,  Inc.  seized  approximately  $100,000 from Corporate Media
Group, Inc. Corporate Media Group, Inc. owes  approximately  $170,000 to Cinram,
Inc. in connection with the judgment.

     Susan and Richard Durand have sued Corporate  Media Group for the lease and payment of deliquent acceleration and accelerated lease payments

     From time to time,  we may be named as a party in various  claims and legal proceedings, which arise out of the normal course of our business.

                                   MANAGEMENT

     As of the date of this prospectus,  these  individuals  serve as either our directors,  executive  officers,  and/or advisors or consultants to our board of directors:

                   Name                             Age                          Position

George Lovato, Jr.                                       45      Chairman, CEO and President
Don White                                                50      Chief Financial Officer, Vice President
                                                                 and Director
Dr. David Poling                                         72      Vice President and Director
Jay Simon                                                43      Secretary-Treasurer and Director
Jerome Ruther                                            67      Director
Richard D. Durand                                        48      President, CEO and Director of Corporate
                                                                 Media Group, Inc.

     All of the  directors  hold  office  until the next  annual  meeting of our shareholders,  or until their  successors  are duly elected and  qualified.  Our officers are  appointed  by the board of  directors at the first  meeting of the board of  directors  after the  annual  meeting  of our  shareholders,  and such officers hold office until their death, or until their resignation or removal.

     Mr.  Simon  is Mr.  Lovato's  brother-in-law.  There  are no  other  family relationships among our officers and directors.

George Lovato, Jr.

     Mr. Lovato is our founder,  and has been our chairman,  CEO and  president, and a member of our board of directors,  since our  inception in 1997.  Over the past 15 years,  Mr. Lovato has acquired  extensive  management  experience  with start-up companies,  corporate finance, international trade relations, strategic planning,  sales and  marketing  development,  and computer  system and software development.  Mr. Lovato has rendered  services to companies engaged in business management,  public  relations,  advertising,  corporate  finance,  agriculture, automotive industry consulting,  travel, auto rental and leasing, and insurance.
Mr. Lovato is the principal and sole owner of B.H. Capital  Limited,  a merchant banking and corporate finance consulting  company  headquartered in Albuquerque,
New Mexico,  with branch  offices in Houston,  Texas and New York, New York. Mr.
Lovato  founded B.H.  Capital in 1988. Mr. Lovato is also the principal and sole owner of Tierra American Real Estate LLC, a real estate holding company.

Don White

     Mr.  White  serves  as our  vice  president  and a member  of our  board of directors,  and has held these  positions since our inception in 1997. Mr. White has also served as our chief financial officer since December 1998. Mr. White is a CPA in Houston,  Texas,  and has operated an  accounting  practice for over 20 years.  He  currently  advises us on general  financial  matters  and  corporate development,  oversees  the audit  and  acquisition  committees  of the board of
directors,  and  in  general  fulfills  the  duties  and  responsibilities,   as
necessary,  of a chief financial officer. Mr. White is a graduate of Sam Houston
State University.

Dr. David Poling

     Dr.  Poling  serves  as our vice  president  and a member  of our  board of directors,  and has held these  positions since our inception in 1997. From 1995 to 2000,  Dr.  Poling  served as the chairman of Sierra  Publishing  Group.  Dr.
Poling has authored numerous books and is a columnist in a nationally syndicated newspaper.  He was also  formerly in charge of The Christian  Herald,  a monthly publication with a circulation of 500,000. Dr. Poling is president of The Family
Bookshelf, the largest religious book club in the United States. Dr. Poling is a
Presbyterian  clergyman,  and has  received  degrees from the College of Wooster
(Ohio), and Yale University.

Jay Simon

     Mr. Simon serves as our  Secretary-Treasurer,  and a member of our board of directors, and has held these positions since our inception in 1997. Since 1984,
Mr.  Simon has been  employed  by Syncor  International  Corporation,  a nuclear pharmaceutical  company,  where he is presently  the  director of  International business  development.  Mr.  Simon  received  a Bachelor  of  Science  degree in
Pharmacy from the University of New Mexico.

Jerome Ruther

     Mr.  Ruther has served as a member of our board of directors  since January
2001.  Mr.  Ruther has business  experience  with various  media and real estate development  businesses.  From  1990 to 2000,  Mr.  Ruther  was the  controlling shareholder  and financial  and  administrative  officer of Sunset  Productions,
Inc.,  an audio  book  publishing  company.  Mr.  Ruther  received  a degree  in accounting and a law degree from Northwestern University,  and practiced law for over 20 years.

Richard D. Durand

     Mr. Durand founded  Corporate  Media Group,  Inc. in 1994 and has served as its president and CEO since its inception. Mr. Durand has previously served as a member of our board of directors  from July 2001 until July 1, 2002.  Mr. Durand has worked in the multimedia industry since 1979.

           Limitation on Liability and Indemnification Matters

     We are  organized  under the laws of the State of Colorado.  Article 109 of the Colorado Business Corporation Act, as well as our articles of incorporations and bylaws,  provide for the  indemnification  of directors and officers against certain  liabilities.  Pursuant to our articles of incorporation and bylaws, our officers and directors are indemnified  against expenses actually and reasonably incurred  in  connection  with  threatened,  pending or  completed  proceedings, whether civil,  criminal or administrative,  to which an officer or director is, was or is  threatened to be made a party by reason of the fact that he or she is or was one of our  officers,  directors,  employees  or agents.  We may  advance expenses in connection with defending such  proceeding,  provided the indemnitee undertakes  to repay any such amounts if it is later  determined  that he or she was not entitled to be indemnified by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons  pursuant to any of these foregoing  provisions,  or otherwise,  we have been  advised  that in the  opinion of the SEC such  indemnification  is against public policy as expressed in the  Securities  Act of 1933, as amended,  and is, therefore, unenforceable.

                          EXECUTIVE COMPENSATION
     The  following  table  shows the  compensation  paid  during the last three fiscal years with respect to:

     - our chairman, president and CEO, and

     - our four most highly compensated executive officers other than our chairman,  president  and CEO  serving at the end of our  fiscal  year ended  December  31,  2001,  whose  annual  salary and bonus  exceeded
       $100,000.

     These  individuals  are  collectively  referred to as the "named  executive officers."

                                                                                    Restricted Stock      Secs. Underlying
       Name             Position             Year               Salary ($)              Awards(1)            Options(#)           Other ($)
George Lovato, Jr.              Chairman, CEO              2002               $                     $                                              -0-
                            & President                2001               $ 141,000             $  264,000              200,000                -0-
                                                           2000               $ 147,000                280,000                  -0-                -0-

Jay Simon                       Secretary                  2002                     -0-             $                                              -0-
                            Treasurer &                2001                     -0-             $  138,000              200,000                -0-
                                Director                   2000                     -0-                 50,000                  -0-                -0-

David Poling                    Vice President             2002                     -0-             $                                              -0-
                                and Director               2001                     -0-             $   94,000              200,000                -0-
                                                           2000                     -0-             $  150,000                  -0-                -0-

Jerome Ruther                   Director                   2002               $                     $                                              -0-
                                                           2001                  15,000                205,000              200,000               $-0-
                                                           2000                     -0-                 45,000                  -0-

Don White                       Vice President             2002               $                     $                                              -0-
                                and Director               2001                  22,500                329,000              200,000                -0-
                                                           2000                     -0-                    -0-                  -0-                -0-

1. Restricted stock awards to our officers  include,  among other things,  stock grants in lieu of cash  salary  payable to such  persons.  Shares of  restricted stock  having  a  value  of  approximately  $1,929,941  in the  aggregate,  were outstanding as of December 31, 2002. No dividends are expected to be paid on our outstanding  common stock in the near future. All shares of restricted stock are vested.

     George Lovato, Jr. is employed pursuant to an employment  agreement,  dated as of  January  1,  1999.  The  term of the  agreement  was for one  year and it automatically  renewed for an  additional  period of three years.  Mr. Lovato is required  to devote the time  necessary  to the affairs of our  company,  but is permitted to engage in other business activities related or unrelated to the our company.  Mr. Lovato  devotes nearly 100% of his business time to the affairs of our company.  Pursuant to the agreement,  we have agreed to pay to Mr. Lovato an annual  salary  equal to the greater of  $250,000  or five  percent of our gross sales, payable in equal monthly installments,  plus five weeks paid vacation. In the event Mr.  Lovato is unable to  perform  his  duties  because  of illness or incapacity,  we are not permitted to terminate the  employment  agreement and we are  obligated  to continue to pay Mr.  Lovato the  compensation  payable to him under the agreement.  We may terminate the agreement,  for cause, upon 12 months written notice to Mr. Lovato.  During the 12-month notice period, Mr. Lovato may continue to perform his duties and will be paid the full compensation payable to him  under  the  agreement.  Upon  the date of  termination  for  cause,  we are obligated to pay to Mr.  Lovato a severance  allowance of a minimum of $250,000, payable  in 12 equal  monthly  installments.  We may  terminate  the  employment agreement  upon 90 days written  notice to Mr. Lovato upon the  consummation  of certain events that include,  among other things,  the sale of substantially all our  assets,  a  merger  with  another  entity  or if we seek  protection  under bankruptcy  laws.  In the event that we terminate the  employment  agreement for such  reasons,  we are  obligated  to pay to Mr.  Lovato a minimum of  $500,000, payable  over two years in equal  monthly  installments.  Additionally,  upon 12 months notice,  Mr. Lovato may terminate the agreement  without  cause.  In such event, we are obligated to pay to Mr. Lovato a severance  allowance of a minimum of $250,000,  payable in 12 equal monthly  installments.  Further, if Mr. Lovato dies during the term of his employment,  we are obligated to pay $500,000 to his estate, payable in equal monthly installments. Mr. Lovato has not taken a salary since February 2002.

     Don White is employed  pursuant  to an  employment  agreement,  dated as of
November  1,  1999.  The  term  of  the  agreement  was  for  one  year  and  it automatically  renewed for an  additional  period of three  years.  Mr. White is required  to devote the time  necessary  to the affairs of our  company,  but is permitted to engage in other business activities related or unrelated to the our company. Mr. White devotes approximately 50% of his business time to the affairs of our company.  Pursuant to the  agreement,  we have agreed to pay to Mr. White
$36,000 per year,  payable in equal monthly  installments,  plus five weeks paid vacation.  In the event of Mr. White is unable to perform his duties  because of illness  or  incapacity,  we are  not  permitted  to  terminate  the  employment agreement  and we are  obligated to continue to pay Mr.  White the  compensation payable to him under the agreement.  We may terminate the agreement,  for cause, upon 12 months written notice to Mr. White.  During the 12-month  notice period,
Mr.  White  may  continue  to  perform  his  duties  and  will be paid  the full compensation  payable to him under the  agreement.  Upon the date of termination for cause,  we are  obligated  to pay to Mr.  White a severance  allowance  of a minimum of $250,000, payable in 12 equal monthly installments.  We may terminate the employment  agreement  upon 90 days written notice to Mr. White upon,  among other things,  the sale of  substantially  all our assets, a merger with another entity or if we seek  protection  under  bankruptcy  laws.  In the event that we terminate the employment  agreement for such reasons, we are obligated to pay to
Mr.  White a  minimum  of  $500,000,  payable  over two  years in equal  monthly installments. Additionally, Mr. White may terminate the agreement without cause.
In such event,  we are obligated to pay to Mr. White a severance  allowance of a minimum of $250,000, payable in 12 equal monthly installments. Mr. White has not taken a salary since February 2002.

     Richard D. Durand is employed as the  president of  Corporate  Media Group,
Inc.  pursuant  to an  employment  agreement,  dated  as of July  16,  2001.  In consideration  for his  services,  we have agreed to pay to Mr. Durand an annual
salary  equal  to  $160,000,   to  be  paid  in  equal   monthly   installments.
Additionally, the agreement provides for grants of up to 1,000,000 shares of our common stock as a performance incentive in the event that Corporate Media Group,
Inc. meets certain enumerated  performance goals through the year ended December
31,  2004.  These  events  include,  among other  things,  a grant of a grant of
250,000  shares of common stock in the event that  Corporate  Media Group,  Inc.
achieves  $1,000,000 net profit before tax for the year ended December 31, 2002.
Each year,  Mr.  Durand is entitled to receive a portion of any stock  incentive grant equal to the pro rata  portion of the  performance  goal  Corporate  Media
Group,  Inc.  meets for such year.  Additionally,  pursuant  to the terms of the agreement,  we have agreed to reimburse  Mr. Durand for an aggregate of $166,000 in loans Mr.  Durand  made to,  credit  card  expenses  incurred  on behalf  of,
Corporate Media Group, Inc., and we agreed to transfer title of a truck owned by
Corporate Media Group, Inc. to Mr. Durand.

     Dr. Poling devotes approximately 20% of his business time to the affairs of our company.

     Jerome Ruther receives $2,500 per month for consulting services rendered by him to us relating to our set-up and development of our audio book division.  At the request of the board of  directors,  he has agreed to forego  salary for the calendar year 2002.

     During the fiscal  year ended  December  31,  2001,  no stock  appreciation rights were granted to, or exercised by, any named  executive  officer,  nor did any named executive officer hold any unexercised stock appreciation rights as of
December 31, 2001.

     Directors do not currently  receive any form of cash compensation for their participation on our board of directors.

Option Grants In 2001

     The following table sets forth certain information  concerning the grant of stock options in 2001 to each of the named executive officers.

                                                  Percentage to
                              Number of               Total           Exercise Price
                        Securities Underlying   Options Granted to     during 2002
Name                       Options Granted      Employees in 2001     ($/Share)*      Expiration Date

George Lovato, Jr.             200,000                    20%           $ 0.40          December 31, 2003
Jay Simon                      200,000                    20%           $ 0.40          December 31, 2003
David Poling                   200,000                    20%           $ 0.40          December 31, 2003
Jerome Ruther                  200,000                    20%           $ 0.40          December 31, 2003
Don White                      200,000                    20%           $ 0.40          December 31, 2003
--------------------

*    The exercise price for the options was $0.30 during the year ended December
     31, 2001, and increases by $0.10 in each successive year.

Aggregate Option Exercises in 2001 and 2001 Year-End Option Values

     The following  table sets forth certain  information  concerning  the named executive  officers with respect to the number of shares  covered by exercisable and unexercisable stock options at December 31, 2001. None of the options listed below were  "in-the-money"  based on the  closing  price of our common  stock as reported by the over-the-counter electronic bulletin board on December 31, 2001.
No options were exercised by the named executive officers in 2001.

                                                             Number of Securities
                                                            Underlying Unexercised
Name                                                      Options at Fiscal Year-End

                                                           Exercisable/Unexercisable

George Lovato, Jr.                                                  500,000/0
Jay Simon                                                           500,000/0
David Poling                                                        200,000/0
Jerome Ruther                                                       200,000/0
Don White                                                           400,000/0
Marjorie Lovato                                                     500,000/0
Lowell Fixler                                                        25,000/0
Ann Edenfield                                                        50,000/0
Erick Richardson                                                    482,353/0
--------------------

Stock Option Plan

     In June 2000, we adopted the 2000 Stock Purchase and Option Plan,  referred to as the 2000 Plan. The 2000 Plan will expire in June 2010,  unless  terminated earlier by our board of directors at their  discretion.  The 2000 Plan  provides for the grant of options to purchase shares of our common stock, including:

     - incentive stock options, as defined by Section 422 of the Internal
       Revenue  Code,  that may be  granted  solely to  employees,  including officers,

     -  non-qualified  stock  options,  being  stock  options  other than incentive stock options,  that may be granted to employees,  including officers, and

     -  non-employee   directors  and  individuals  with  whom  we  have
        consulting agreements.

     Share Reserve. We authorized the issuance of 5,000,000 shares of our common  stock  pursuant to the 2000 Plan.  As of  September  30,  2002,  we have granted options to purchase  approximately  2,939,605 shares of our common stock under the 2000  Plan.  Shares  subject  to awards  under the 2000 Plan that have expired or  otherwise  terminated  without  having been  exercised in full again become  available  for the grant of awards  under the 2000 Plan.  Shares  issued under the 2000 Plan may be previously  unissued  shares or reacquired  shares of common stock.

       Awards.  Stock  options may be granted  under the 2000 Plan to our employees,  non-employee  directors and individuals with whom we have consulting agreements.  The stock options granted will be either incentive stock options or non-qualified stock options.

     An incentive  stock option is a stock option that has met the  requirements of Section 422 of the Internal Revenue Code and, except as set forth below, must be granted  with an exercise  price of at least 100% of the fair market value at the date of grant.

     No incentive stock option,  and, prior to our stock being publicly  traded, no non-qualified stock option, may be granted to any person, who, at the time of the grant,  owns or is deemed to own stock possessing more than 10% of the total combined  voting  power of our company or any  affiliate,  unless the  following conditions are satisfied:

     - the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

     - the term of any incentive  stock option award must not exceed five years from the date of grant.

     Plan  Administration.  The 2000 Plan is administered by our board of directors.  Our board of directors interprets all questions relating to the 2000
Plan  and  its  decisions  are  final  and  binding  on  all  participants.  Any determination  by a majority  of the  members of the board of  directors  at any meeting,  or by written  consent  in lieu of a meeting,  shall be deemed to have been made by the whole  board of  directors.  Under the 2000 Plan,  the board of directors may, at any time or from time to time, appoint a committee of at least two  members  of the  board of  directors  and  delegate  to the  committee  the authority  of the board of  directors  to  administer  the 2000 Plan.  Upon such appointment and delegation, such committee shall have all the powers, privileges and duties of the board of directors,  and shall be substituted for the board of
directors,   in  the  administration  of  the  2000  Plan,  subject  to  certain limitations.

                           CERTAIN TRANSACTIONS

     On  January  1,  2002,  we  entered  into a  corporate  finance  consulting agreement with B.H.  Capital  Limited,  an entity wholly owned and controlled by
George Lovato, Jr., our chairman,  president and CEO. Pursuant to the agreement,
B.H.  Capital  Limited will provide  services  relating to, among other  things, marketing, strategy budgeting and will assist us in finding credit resources. We have agreed to pay to B.H. Capital Limited, among other things:

     -  a  monthly  fee of  $3,000  for  the  first  five  years  of the agreement;

     - all out-of-pocket expenses;

     - a finder's  fee equal to one percent of the gross amount of, among other things, any line of credit or credit facility;

     - a one and one-half page of advertising  space in our  publications
       "Americana Corporate Finance Reporter;"

     - $150 an hour for travel time.

The  consulting  agreement  contemplates  an ongoing  relationship  between  the parties, subject to the termination by either party. The consulting agreement is terminable by B.H. Capital Limited upon 10-days written notice and is terminable by our company upon 120 days advance written notice;  provided,  however, we may continue to be obligated to pay to B.H.  Capital certain fees subject to certain conditions.  B.H.  Capital  Limited also  provides the services of one part-time employee at no extra costs to us. This employee  works between 20 and 40 hours a month on the affairs of our company.

     On January 1, 2003,  we entered into a five-year  office  sublease with Mr.
Lovato and B.H.  Capital  Limited,  pursuant  to which we sublet  our  principal executive offices.  Pursuant to terms of the sublease,  we pay $4,000 a month to
Mr. Lovato and B.H. Capital Limited.  Either party may terminate the sublease 10 days after written  notice to the other party of such other  party's  default of the  terms  of the  lease.  We are not  current  in our  obligations  under  the sublease.

     On  January  4,  2000,  we  entered  into  a  four-year  office  lease  for approximately  4,100 square feet of warehouse  space with Mr.  Lovato and Tierra
American Real Estate,  LLC, an entity wholly owned and controlled by Mr. Lovato.
Pursuant to the terms and  conditions  of the lease,  we paid to Mr.  Lovato and
Tierra  Americana  Real  Estate  LLC  $2,000 per month for the first year of the lease.  Such  monthly  lease  payment  shall  increase  by  $1,000  during  each successive  year of the lease.  Either party may  terminate the sublease 10 days after  written  notice to the other party of such other  party's  default of the terms of the lease.

     In August 2001,  Corporate  Media Group,  Inc.  entered into a lease for an approximately  45,000  square foot  facility  with  Richard  Durand,  our former director,  and Susan Durand,  Mr.  Durand's wife.  Mr. and Mrs.  Durand are both directors  of  Corporate  Media  Group.  The lease is for a term of 10 years and expires  on July 31,  2011.  The  monthly  rent on this  facility  is  presently
$23,000.

     During the year ended  December 31, 2001,  we issued  non-interest  bearing demand notes payable to Richard D. Durand, our former director, in the aggregate principal  amount of $98,000.  We issued the notes to Mr.  Durand as part of the consideration  for our acquisition of Corporate Media Group,  Inc. and represent funds  advanced by Mr.  Durand to such  company  before the  acquisition.  As of
September 30, 2002,  approximately  $48,000 of the principal  amount of the note remains unpaid.

     From  September  2001 to December  2001, we issued to the following list of officers,  directors  and/or  principal  stockholders  convertible  notes in the principal amounts set forth next to each person's name. The notes are for a term of one year and bear  interest at a rate of 30% per annum,  payable  monthly and are  convertible  into  shares of our common  stock at a  conversion  price that ranges from $0.05 to $0.10 per share. The notes are also secured,  in each case, by the amount of our common stock as set forth in the table below:

                                                 Aggregate Principal              Shares Securing
Name                                               Amount of Notes                    Payment
--------------------                           ----------------------           -------------------
Don White                                            $  10,000                          100,000
Jerome Ruther                                        $ 300,000                        1,500,000
Lowell Fixler                                        $  75,000                          375,000

     In April  2002,  we issued to Jerome  Ruther  250,000  shares of our common stock,  valued at $0.27 per share in  consideration  for audio book inventory we purchased from him.

                          PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 10, 2002 by:

     - all persons who are  beneficial  owners of five percent or more of our common stock;

     - each of our directors;

     - each of our named executive officers; and

     - all current directors and executive officers as a group.

     Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.  Applicable  percentage ownership in the following  table is based on 24,854,394  shares of common stock outstanding  as of September  30, 2002.  Beneficial  ownership is  determined in accordance  with  the  rules of the SEC.  In  computing  the  number  of  shares beneficially  owned by a person and the  percentage  ownership  of that  person, shares of common stock subject to options held by that person that are currently exercisable  or  exercisable  within  60  days  of  March  13,  2003 are  deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

     The following table sets forth the stock ownership of:

     - each person known by us, as of the date of this Prospectus,  to be the beneficial owner of five percent (5%) or more of our common stock;

     - each director, individually; and

     - our executive  officers and directors as a group.

Each  person has sole  voting and  investment  power with  respect to the shares shown, unless otherwise indicated.

                                                                      Percent
   Beneficial Owner & Address            Shares Owned                of Class
-----------------------------         -----------------          ---------------
George Lovato, Jr.                          4,704,000                   18.93%
  12310 Claremont NE
  Albuquerque, NM 87112
Don White                                   2,208,000                     .09%
  8106 Devonwood
  Houston, TX 77070
David Poling                                1,162,300                     .05%
  3616 San Rio Place NW
  Albuquerque, NM 87107
Jay Simon                                     910,000                     3.7%
  5528 E. Cheryl Drive
  Paradise Valley, AZ 85253
Jerome Ruther                               7,670,000                      31%
  1208 North Summit Dr.
  Santa Fe, NM 87501
Lowell Fixler                               4,231,000                      17%
  1081 Sheridan Road
  Highland Park, IL 60035
Executive Officers and
  Directors as a Group
  (four members)                           16,754,300                      67%

     The shares  owned by Mr.  Lovato  include  500,000  shares of common  stock issuable upon exercise of immediately exercisable options, and 250,000 shares of common  stock and  300,000  shares of common  stock  issuable  upon  immediately
exercisable   options  owned  by  Mr.  Lovato's  mother.  Mr.  Lovato  disclaims beneficial ownership of the shares beneficially owned by his mother.

     The  shares  owned by Mr.  White  include  400,000  shares of common  stock issuable upon exercise of immediately  exercisable options and 100,000 shares of common stock issuable upon conversion of a convertible promissory note.

     The shares  owned by Mr.  Poling  include  200,000  shares of common  stock issuable upon exercise of immediately exercisable options.

     The  shares  owned by Mr.  Simon  include  500,000  shares of common  stock issuable upon exercise of immediately  exercisable  options and 10,000 shares of common stock owned by Mr. Simon's son.

     The shares  owned by Mr.  Ruther  include  200,000  shares of common  stock issuable upon exercise of immediately  exercisable options,  6,000,000 shares of common stock  issuable  upon  conversion of a  convertible  promissory  note and
10,000 shares of common stock owned by Mr. Ruther's daughter.

     The  shares  owned by Mr.  Fixler  include  25,000  shares of common  stock issuable upon  conversion of a convertible  promissory  note and an aggregate of
236,000 owned by Mr. Fixler's children and grandchildren.

                           SELLING STOCKHOLDERS

     The  following  table sets forth  certain  information  with respect to the selling stockholders.  The number of shares of common stock that may actually be sold by the selling stockholders will be determined by the selling stockholders, and may depend upon a number of factors,  including,  among  other  things,  the market price of our common stock.

     The table below summarizes  information concerning the beneficial ownership of common stock of the selling  stockholders as of the date of this  prospectus.
All  information  concerning  beneficial  ownership  has been  furnished  by the selling stockholders. The amounts listed as the percentage of common stock owned after  the  offering  assumes  that all of the  shares  offered  by the  selling stockholders pursuant to this prospectus are sold.

     The selling  stockholders  provided us with all information with respect to their share  ownership.  Because the selling  stockholders may sell all, part or none of their  shares,  we are unable to estimate the number of shares that will be held by any selling  stockholders upon resale of shares of common stock being registered. We have, therefore, assumed for the purposes of this prospectus that the selling  stockholders other than the officers and directors will sell all of the shares  being  offered  pursuant  to this  prospectus.  None of the  selling stockholders  have  a  material  relationship  with  our  company  or any of our predecessors or affiliates. As of December 31, 2002 there were 64,331,390 shares of which 38,578,293 shares of common stock outstanding contained in the table of selling shareholders set out below.

                           # of Shares                                           # of Shares          % of Class
Name and Address of        Owned Before                 # of Shares              Owned After         Owned After
Beneficial Owner           the Offering                   Offered               the Offering         the Offering
-------------------     -----------------            -----------------        -----------------   -----------------
Pete I. Saiz                      30,000                      30,000                       0                  0
Alan Leszinske                    40,000                      40,000                       0                  0
Brian and Janice Beck             20,000                      20,000                       0                  0
William J. Spicer                 40,000                      40,000                       0                  0
Patrick Chapman                  100,000                     100,000                       0                  0
Brad Day                          20,000                      20,000                       0                  0
Tony Medrano                      20,000                      20,000                       0                  0
Gordon Rowe                       70,000                      20,000                  50,000                  *
Thomas Rau                        20,000                      20,000                       0                  0
Arline M. Goodney                 86,666                      66,666                  20,000                  *
John David Schneider              20,000                      20,000                       0                  0
George Sulima                     20,000                      20,000                       0                  0
William Robertson                 40,000                      40,000                       0                  0
Gerald Anderson                   50,000                      40,000                  10,000                  *
Gilbert Blea                      26,666                      26,666                       0                  0
Anthony Broy                   2,000,000                   2,000,000                       0                  0
Omnimax Capital Investments,
   Ltd, Inc.                     293,334                     293,334                       0                  0
FCIM, Inc.                       293,334                     293,334                       0                  0
Karim Amiryani                 5,853,087                   5,853,087                       0                  0
Douglas W. Jordan, CPA,
  Defined Benefit Pension Plan 4,389,816                   4,389,816                       0                  0
Douglas W. Jordan              2,926,544                   2,926,544                       0                  0
Norman Ross                    1,463,272                   1,463,272                       0                  0
Tel-Pro Marketing, Inc.        5,853,087                   5,853,087                       0                  0
Stranco Investments, Inc.     10,242,903                  10,242,903                       0                  0
Vestcom, Ltd.                 10,242,903                  10,242,903                       0                  0
Gulf Coast Advisors, Ltd.      7,317,073                   7,317,073                       0                  0
BG Holdings, LLC              21,951,220                  21,951,220                       0                  0
Toscana Group, Inc.            6,700,000                   6,200,000                 500,000               1.5%
Forrest Carlton                  420,000                     245,000                 175,000                  0
----------------------
*    Represents less than one percent.

     The shares owned by Pete I. Saiz include  15,000 shares of our common stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 25, 2004.

     The shares  owned by Alan  Leszinske  include  20,000  shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on December 21, 2003.

     The shares  owned by Brian and Janice  Beck  include  10,000  shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 13, 2004.

     The shares owned by William J. Spicer  include  20,000 shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on January 16, 2004.

     The shares owned by Patrick  Chapman  include  50,000  shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on February 8, 2004.

     The shares  owned by Brad Day  include  10,000  shares of our common  stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 12, 2004.

     The shares owned by Tony Medrano  include 10,000 shares of our common stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 16, 2004.

     The shares owned by Gordon Rowe include  10,000  shares of our common stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 11, 2004.

     The shares  owned by Thomas Rau include  10,000  shares of our common stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 23, 2004.

     The shares owned by Arline M. Goodney  include  33,333 shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on February 11, 2004.

     The  shares  owned by John David  Schneider  include  10,000  shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 8, 2004.

     The shares owned by George Sulima include 10,000 shares of our common stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 11, 2004.

     The shares owned by William  Robertson  include 20,000 shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on January 9, 2004.

     The shares owned by Gerald  Anderson  include  20,000  shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on January 10, 2004.

     The shares owned by Gilbert Blea include  13,333 shares of our common stock issuable upon the exercise of immediately  exercisable options. Such options are exercisable at $0.40 per share and expire on January 11, 2004.

     The shares  owned by Anthony Broy  include  1,000,000  shares of our common stock  issuable  upon the  exercise of  immediately  exercisable  options.  Such options are exercisable at $0.40 per share and expire on February 14, 2004.

     Ezzat Jallad is the principal and control person of FCIM, Inc.

     George  Matin is the  principal  and  control  person  of  Omnimax  Capital
Investment, Ltd., Inc.

     The shares being  registered on behalf of Karim  Amiryani  include  650,406 shares of our common stock  issuable upon  conversion of  debentures,  3,252,032 shares of our common  stock  issuable  upon  exercise  of Class A  warrants  and
3,902,438 shares of our common stock issuable upon exercise of Class B warrants, plus an additional  indeterminate  number of shares of our common stock that are issuable upon  conversion  of the  debentures or exercise of the warrants in the event of an adjustment of such  debentures and warrants for, among other things, stock  splits,  dividends  and similar  transactions.  Pursuant to the terms and conditions of a registration rights agreement with Karim Amiryani we have agreed to register an amount of common stock on behalf of Karim Amiryani  Advisors Ltd.
that is equivalent to 200% of the number of shares of our common stock  issuable upon conversion of the debentures and upon exercise of the Class A warrants, and
100% of the shares of common stock  issuable  upon exercise of Class B warrants.
For more information regarding the terms and conditions relating to the issuance of  debentures,  Class A warrants  and Class B  warrants,  see  "Description  of
Securities."

     The shares being  registered on behalf of Douglas W. Jordan,  CPA,  Defined
Pension Plan include 487,805 shares of our common stock issuable upon conversion of  debentures,  2,439,024  shares of our common stock issuable upon exercise of
Class A warrants and 2,926,829 shares of our common stock issuable upon exercise of Class B warrants,  plus an additional  indeterminate  number of shares of our common stock that are issuable upon  conversion of the debentures or exercise of the warrants in the event of an adjustment of such  debentures and warrants for, among other things, stock splits,  dividends and similar transactions.  Pursuant to the terms and conditions of a registration  rights  agreement with Douglas W.
Jordan, CPA, Defined Pension Plan we have agreed to register an amount of common stock on  behalf  of  Douglas  W.  Jordan,  CPA,  Defined  Pension  Plan that is equivalent  to 200% of the number of shares of our common  stock  issuable  upon conversion of the debentures and upon exercise of the Class A warrants, and 100%
of the shares of common stock  issuable upon  exercise of Class B warrants.  For more information  regarding the terms and conditions relating to the issuance of debentures,  Class  A  warrants  and  Class  B  warrants,  see  "Description  of
Securities."

     The shares being  registered on behalf of Douglas W. Jordan include 325,203 shares of our common stock  issuable upon  conversion of  debentures,  1,626,016 shares of our common  stock  issuable  upon  exercise  of Class A  warrants  and
1,951,219 shares of our common stock issuable upon exercise of Class B warrants, plus an additional  indeterminate  number of shares of our common stock that are issuable upon  conversion  of the  debentures or exercise of the warrants in the event of an adjustment of such  debentures and warrants for, among other things, stock  splits,  dividends  and similar  transactions.  Pursuant to the terms and conditions of a  registration  rights  agreement  with Douglas W. Jordan we have agreed to register an amount of common stock on behalf of Douglas W. Jordan that is equivalent to 200% of the number of shares of our common stock  issuable upon conversion of the debentures and upon exercise of the Class A warrants, and 100%
of the shares of common stock  issuable upon  exercise of Class B warrants.  For more information  regarding the terms and conditions relating to the issuance of debentures,  Class  A  warrants  and  Class  B  warrants,  see  "Description  of
Securities."

     The shares being registered on behalf of Norman Ross include 162,602 shares of our common stock issuable upon  conversion of  debentures,  813,008 shares of our common stock  issuable upon exercise of Class A warrants and 975,610  shares of our  common  stock  issuable  upon  exercise  of  Class B  warrants,  plus an additional  indeterminate number of shares of our common stock that are issuable upon conversion of the debentures or exercise of the warrants in the event of an adjustment  of such  debentures  and warrants  for,  among other  things,  stock splits, dividends and similar transactions. Pursuant to the terms and conditions of a registration  rights  agreement with Norman Ross we have agreed to register an amount of common stock on behalf of Norman Ross that is equivalent to 200% of the  number  of shares of our  common  stock  issuable  upon  conversion  of the debentures and upon exercise of the Class A warrants,  and 100% of the shares of common stock  issuable upon exercise of Class B warrants.  For more  information regarding the terms and conditions relating to the issuance of debentures, Class
A warrants and Class B warrants, see "Description of Securities."

     The shares being  registered on behalf of Tel Pro Marketing,  Inc.  include
650,406  shares of our common stock  issuable  upon  conversion  of  debentures,
3,252,032  shares of our common stock issuable upon exercise of Class A warrants and  3,902,438  shares of our common  stock  issuable  upon  exercise of Class B warrants, plus an additional  indeterminate number of shares of our common stock that are issuable upon  conversion of the debentures or exercise of the warrants in the event of an adjustment of such  debentures  and warrants for, among other things, stock splits, dividends and similar transactions.  Pursuant to the terms and conditions of a registration  rights agreement with Tel Pro Marketing,  Inc.
we have  agreed to  register  an  amount  of  common  stock on behalf of Tel Pro
Marketing, Inc. that is equivalent to 200% of the number of shares of our common stock issuable upon  conversion of the debentures and upon exercise of the Class
A warrants,  and 100% of the shares of common stock  issuable  upon  exercise of
Class B  warrants.  For more  information  regarding  the terms  and  conditions relating to the issuance of  debentures,  Class A warrants and Class B warrants, see "Description of Securities."

     The shares being registered on behalf of Stranco Investments,  Inc. include
1,138,211  shares of our common stock  issuable upon  conversion of  debentures,
5,691,057  shares of our common stock issuable upon exercise of Class A warrants and  6,829,268  shares of our common  stock  issuable  upon  exercise of Class B warrants, plus an additional  indeterminate number of shares of our common stock that are issuable upon  conversion of the debentures or exercise of the warrants in the event of an adjustment of such  debentures  and warrants for, among other things, stock splits, dividends and similar transactions.  Pursuant to the terms and conditions of a registration rights agreement with Stranco Investments, Inc.
we have  agreed to  register  an amount  of  common  stock on behalf of  Stranco
Investments,  Inc.  that is  equivalent  to 200% of the  number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the
Class A warrants,  and 100% of the shares of common stock issuable upon exercise of Class B warrants.  For more  information  regarding the terms and  conditions relating to the issuance of  debentures,  Class A warrants and Class B warrants, see "Description of Securities."

     The shares being registered on behalf of Vestcom,  Ltd.  include  5,691,057 shares of our common stock  issuable upon  conversion of  debentures,  1,138,211 shares of our common  stock  issuable  upon  exercise  of Class A  warrants  and
6,829,268 shares of our common stock issuable upon exercise of Class B warrants, plus an additional  indeterminate  number of shares of our common stock that are issuable upon  conversion  of the  debentures or exercise of the warrants in the event of an adjustment of such  debentures and warrants for, among other things, stock  splits,  dividends  and similar  transactions.  Pursuant to the terms and conditions of a registration rights agreement with Vestcom,  Ltd. we have agreed to  register  an amount of common  stock on  behalf  of  Vestcom,  Ltd.  that is equivalent  to 200% of the number of shares of our common  stock  issuable  upon conversion of the debentures and upon exercise of the Class A warrants, and 100%
of the shares of common stock  issuable upon  exercise of Class B warrants.  For more information  regarding the terms and conditions relating to the issuance of debentures,  Class  A  warrants  and  Class  B  warrants,  see  "Description  of
Securities."

     The shares being registered on behalf of Gulf Coast Advisors,  Ltd. include
813,008  shares of our common stock  issuable  upon  conversion  of  debentures,
813,008  shares of our common stock  issuable  upon exercise of Class A warrants and  4,065,041  shares of our common  stock  issuable  upon  exercise of Class B warrants, plus an additional  indeterminate number of shares of our common stock that are issuable upon  conversion of the debentures or exercise of the warrants in the event of an adjustment of such  debentures  and warrants for, among other things, stock splits, dividends and similar transactions.  Pursuant to the terms and conditions of a registration rights agreement with Gulf Coast Advisors, Ltd.
we have  agreed to  register  an amount of common  stock on behalf of Gulf Coast
Advisors  Ltd.  that is equivalent to 200% of the number of shares of our common stock issuable upon  conversion of the debentures and upon exercise of the Class
A warrants,  and 100% of the shares of common stock  issuable  upon  exercise of
Class B  warrants.  For more  information  regarding  the terms  and  conditions relating to the issuance of  debentures,  Class A warrants and Class B warrants, see "Description of Securities."

     The shares being registered on behalf of BG Holdings, LLC include 2,439,024 shares of our common stock  issuable upon  conversion of  debentures,  2,439,024 shares of our common  stock  issuable  upon  exercise  of Class A  warrants  and
12,195,122  shares  of our  common  stock  issuable  upon  exercise  of  Class B warrants,  plus an indeterminate amount of additional shares of our common stock that is issuable upon  conversion of the  debentures or exercise of the warrants in the event of an adjustment of such  debentures  and warrants for, among other things, stock splits, dividends and similar transactions.  Pursuant to the terms and conditions of a registration rights agreement with BG Holdings,  LLC we have agreed to  register an amount of common  stock on behalf of Gulf Coast  Advisors that is equivalent to 200% of the number of shares of our common stock  issuable upon conversion of the debentures and upon exercise of the Class A warrants, and
100% of the shares of common stock  issuable  upon exercise of Class B warrants.
For more information regarding the terms and conditions relating to the issuance of  debentures,  Class A warrants  and Class B  warrants,  see  "Description  of
Securities."

     The shares  being  registered  on behalf of  Toscana  Group,  Inc.  include
200,000 shares of immediately  exercisable Class A warrants and an indeterminate number of shares of common  stock  issuable  upon  exercise of Class B warrants.
Pursuant to a financing  agreement with Toscana  Group,  Inc., we have agreed to issue to Toscana Group, Inc. options to purchase five shares of our common stock for every  dollar of  financing  we raise,  including  funds we receive upon the exercise of convertible securities,  that are attributable introductions made to us by Toscana  Group,  Inc. For the purposes of this  prospectus and pursuant to the terms of a registration  rights agreement  included as part of the financing agreement,  we have based the number of shares of our common stock issuable upon exercise of Class B warrants on an assumed  amount of aggregate  gross  proceeds from financing of $1,200,000. Toscana Group, Inc.

     Under the terms of the debentures and warrants issued to BG Holdings,  LLC,
Gulf  Coast  Advisors,  Ltd.,  and  Toscana  Group,  Inc.,  the  debentures  are convertible  and the warrants are  exercisable  by any holder only to the extent that the number of shares of common stock issuable  pursuant to such securities, together  with the number of shares of common stock owned by such holder and its affiliates  but not  including  shares of common  stock  underlying  unconverted shares of debentures or unexercised  portions of the warrants,  would not exceed
4.9% of the  then-outstanding  common stock as  determined  in  accordance  with
Section 13(d) of the Securities  Exchange Act of 1934, as amended.  Accordingly, the  number of shares  of common  stock set forth in the table for BG  Holdings,
Gulf Coast and Toscana  Group  exceeds the number of shares of common stock that such selling security  holders could  beneficially own at any given time through its  ownership  of the  debentures  and/or the  warrants.  In that  regard,  the beneficial  ownership  of the common  stock by the selling  security  holder set forth in the table is not  determined  in  accordance  with Rule 13d-3 under the
Securities Exchange Act of 1934, as amended.

     Mr. Carlton is an attorney and employee of our company.

                              PLAN OF DISTRIBUTION

     The  selling  stockholders  and  any  of  their  pledgees,   assignees  and
successors-in-interest  may, from time to time,  sell any or all of their shares of common stock on any stock exchange,  market or trading  facility on which the shares  are traded or in private  transactions.  These  sales may be at fixed or negotiated  prices.  The  selling  stockholders  may  use any one or more of the following methods when selling shares:

     -  ordinary  brokerage  transactions  and  transactions in which the broker-dealer solicits purchasers;

     - block trades in which the  broker-dealer  will attempt to sell the shares as agent but may  position and resell a portion of the block as principal to facilitate the transaction;

     -  purchases  by a  broker-dealer  as  principal  and  resale by the broker-dealer for its account;

     -  an  exchange  distribution  in  accordance  with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales;

     -  broker-dealers may agree with the selling  shareholders to sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The  selling  stockholders  may also sell  shares  under Rule 144 under the
Securities  Act of 1933,  as  amended,  if  available,  rather  than  under this prospectus.

     The selling  stockholders  may also engage in short sales  against the box, puts and calls and other  transactions  in our  securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged shares.

     Broker-dealers  engaged by the selling  stockholders  may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  stockholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  stockholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be  "underwriters"  within the meaning of the Securities  Act of 1933 in connection  with such sales.  In such event,  any commissions  received  by such  broker-dealers  or agents  and any profit on the resale  of the  shares  purchased  by  them  may be  deemed  to be  underwriting commissions or discounts under the Securities Act of 1933.

     We are required to pay all fees and expenses  incident to the  registration of the shares being  registered  herein,  including  fees and  disbursements  of counsel to the selling shareholders.  We have agreed to indemnify certain of the selling  shareholders against certain losses,  claims,  damages and liabilities, including liabilities under the Securities Act of 1933.

Effect of Penny-Stock Regulations

     As long as our common stock is not quoted on Nasdaq, or at any time that we have less than $2 million in net tangible assets, trading in our common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934, as amended, for non-Nasdaq and non-exchange listed securities.  Under that rule,  broker-dealers who recommend covered securities to persons other than established customers and accredited  investors must make a special written suitability  determination for the purchaser,  and receive the purchaser's  written  agreement to a transaction prior to sale.  Securities  are exempt from this rule if the market  price is at least$5.00 per share.  The SEC has adopted  regulations  that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share,  subject to certain  exemptions.  Such  exemptions  include an equity security  listed on Nasdaq and an equity  security  issued by an issuer that has net  tangible  assets  of at  least  $2  million,  if such  issuer  has  been in continuous  operation  for three years,  or net  tangible  assets of at least $5 million,  if such issuer has been in  continuous  operation  for less than three years,  or average revenue of at least $6 million for the preceding three years.
Unless such an exemption is available, the regulations require the delivery of a disclosure  schedule  explaining the penny stock market and the risks associated therewith prior to any transaction  involving a penny stock. Our common stock is presently  subject  to the  regulations  on penny  stocks,  which  could  have a material  adverse  effect on the market  liquidity for the common stock,  due to these  limitations on the ability of  broker-dealers to sell the common stock in the public market.

                            DESCRIPTION OF SECURITIES

Preferred and Common Stock

     Our  authorized  capital  stock at June 30, 2002  consists  of  100,000,000 shares  of common  stock,  par value  $.001 per share and  20,000,000  shares of preferred  stock, no par value per share. As of July 10, 2002, there were issued
and  outstanding   26,284,394   shares  of  common  stock  which  were  held  by
approximately  145  holders  of  record,   and  no  shares  of  preferred  stock
outstanding.  All  outstanding  shares  of  common  stock  are  fully  paid  and nonassessable. Holders of the common stock are entitled to one vote per share on all matters voted on by shareholders,  including elections of directors, and the holders of the common stock presently possess  exclusively all voting power. Our certificate  of  incorporation  does not  provide for  cumulative  voting in the election  of  directors.  The holders of our common  stock are  entitled to such dividends as may be declared  from time to time by the board of  directors  from funds available therefor,  and upon liquidation they are entitled to receive pro rata all assets available for  distribution to such holders.  The holders of our common stock have no preemptive rights.

     Our  certificate  of  incorporation  and  our  bylaws  do not  contain  any provision that would delay, defer or prevent a change in control.

     Approximately  9,390,000  of the  26,284,394  shares  of the  common  stock outstanding  as of July 10,  2002 are  subject  to the  limitations  of Rule 144 promulgated  under the Securities  Act of 1933, and 2,287,647  shares are freely trading. In general, under Rule 144 as currently in effect, a person, or persons whose shares are  aggregated,  who holds shares of  restricted  securities as to which a  minimum  of one  year  has  elapsed  since  the  latter  of the date of acquisition  from the issuer or from an affiliate of the issuer,  and any person who is an  "affiliate" as that term is defined under the Securities Act of 1933, is entitled to sell, within any three month period, a number of shares that does not exceed  the  greater of one  percent of the then  outstanding  shares of our common stock or the average weekly trading volume of the common stock during the four calendar  weeks  preceding a sale by such person.  Sales under Rule 144 are also subject to certain manner of sale provisions,  notice  requirements and the availability  of current public  information  about the issuer.  Under Rule 144, however,  a person who holds restricted  securities as to which a minimum of two years has elapsed since their acquisition from the issuer or an affiliate of the issuer and who is not, and for the three months prior to the sale of such shares has not been,  an  affiliate  of the issuer is free to sell such shares  without regard to the volume,  manner of sale and certain other limitations contained in
Rule 144.

12% Senior Secured Debentures, Class A Warrants, and Class B Warrants

     We signed a securities purchase  agreement,  dated as of April 1, 2002 with
BG Holdings, LLC, or BG Holdings, and Gulf Coast Advisors,  Ltd., or Gulf Coast.
Pursuant to such  agreement,  BG Holdings  and Gulf Coast  agreed to purchase an aggregate of $200,000 in principal amount of our 12% senior secured  convertible debentures,  which  mature  April 1, 2003.  Together  with such  debentures,  BG
Holdings  and Gulf Coast were also issued Class A warrants and Class B warrants.
The first  $100,000  in  aggregate  principal  amount of our 12% senior  secured convertible  debentures were issued to BG Holdings and Gulf Coast upon execution of the  securities  purchase  agreement,  and the second  $100,000 in  aggregate principal amount of our 12% senior secured convertible debentures will be issued to BG  Holdings  and Gulf  Coast  upon  the  effectiveness  of the  registration statement of which this prospectus forms a part.

     The debentures bear interest at the annual rate of 12%,  payable  quarterly in cash or in shares of our common stock,  at the discretion of the holders.  If the holders elect to receive interest in the form of common stock, the number of shares  of  common  stock to be  received  shall be based on the  amount  of the interest payment,  including penalty interest, if any, divided by the conversion price,  as such  discussed  below.  In the  event  we fail to pay any  quarterly interest  payment on the date such payment is due,  the interest  payable on the principal  amount of the debentures and on all accrued and unpaid interest shall be 18%, or the penalty  interest  rate,  until all accrued  interest,  including penalty interest, shall have been paid in full.

     We may redeem,  upon 180 calendar days' notice to the holders,  each of the debentures prior to maturity at 140% of the outstanding  principal amount of the debentures,  in  addition  to any unpaid  interest  and any  default and penalty payments due.

     BG Holdings and Gulf Coast have the right to immediately convert debentures into shares of our common  stock.  The  conversion  price for the  debentures is equal to 50% of the lesser of the average of the three lowest closing bid prices per share for our common stock, as reported on the  over-the-counter  electronic bulletin board, or such other public market that our common stock is then traded on, during either:  the 30 trading days prior to the closing,  or the 30 trading days prior to the date of conversion of all or any part of the  debentures.  The conversion price was $0.0615, based on a closing date of April 1, 2002.

     We granted a security  interest to BG  Holdings  and Gulf Coast in order to induce them to purchase the  debentures.  This  security  interest  represents a first  priority  security  interest  in and lien on all of our right,  title and interest in and to all of our real, tangible and intangible property owned by us now or in the future, of every kind and description,  and wherever located,  and the  proceeds,  products and  accessions  of and to any such  assets,  including insurance  proceeds,  with the exception of a certain factoring lien and certain liens securing  leased  property.  If we were to default on the  debentures,  BG
Holdings  and  Gulf  Coast  would  have  the  right  to take  possession  of the collateral and dispose of it to the extent  necessary to satisfy our obligations under the debentures and the related securities purchase  agreement;  they would also have the right to  operate  our  company as  necessary  to  accomplish  the foregoing.

     The Class A warrants  issued to each of BG Holdings and Gulf Coast pursuant to the securities  purchase agreement have a term that expires on April 1, 2009.
The Class A warrants are exercisable  into an amount of our common stock that is equal to the quotient of the principal  amount of each debenture  divided by its conversion  price.  BG Holdings and Gulf Coast have sole discretion with respect to  when  and if  they  choose  to  exercise  any of  these  warrants  prior  to expiration.  The exercise price of the Class A warrants shall be an amount equal to 50% of the lesser of the  average of the lowest  three  closing bid prices of our common stock as reported by the  over-the-counter  electronic bulletin board or such other  exchange  where our common  stock is then  trading  during the 30 trading days prior to closing,  or the 30 trading days immediately  prior to the date or dates all or any  portion of the  warrants  are  exercised.  The Class A warrants contain a cashless exercise feature,  allowing the holders to surrender
Class A warrants in payment of the exercise price for other Class A warrants.

     The Class B warrants  issued to each of BG Holdings and Gulf Coast pursuant to the  securities  purchase  agreement have a term that expires two years after the effective date of the  registration  statement  registering the common stock issuable upon exercise of such  warrants,  which is the  registration  statement related to this prospectus.  The Class B warrants are exercisable into an amount of our common stock equal to five times the quotient of the principal  amount of each debenture  divided by its conversion price. BG Holdings and Gulf Coast have sole discretion with respect to when and if they choose to exercise any of these warrants  prior to  expiration.  The  purchase  price under the Class B warrants shall be an amount  equal to the  lesser of 105% of the  average  of the  lowest three closing bid prices of our common stock as reported by the over-the-counter bulletin  board or such other  exchange  where our common  stock is then trading during the 30 trading  days  prior to  closing,  or 50% of average of the lowest three closing bid prices of our common stock as reported by the over-the-counter electronic  bulletin  board or such other  exchange  where our  common  stock is trading during the 30 trading days immediately prior to the date or dates all or any portion of the warrants are exercised. The Class B warrants do not contain a cashless exercise feature.

     In  connection  with the  purchase  agreement,  we  entered  into an escrow agreement,  the terms of which  provide  that BG  Holdings  and Gulf Coast shall deposit  the  $200,000  purchase  price for the 12% senior  secured  convertible debentures with Bondy &  Schloss LLP, as escrow agent,  and we shall deposit with the escrow  agent the  debentures,  the  warrants and that number of shares representing  200% of the maximum  number of shares of our common stock issuable upon the  conversion of the debentures and the exercise of the Class A warrants, and 100% of the number of shares underlying the Class B warrants.

     In April 2002, upon the escrow agent's  receipt of the first $100,000,  the escrow agent delivered debentures and warrants to BG Holdings and Gulf Coast and the escrow agent  transferred  the $100,000 to us pursuant to our  instructions.
Upon the effective date of the registration  statement, of which this prospectus is a part,  BG  Holdings  and Gulf Coast  shall  deliver  the second  tranche of
$100,000 to the escrow  agent.  Upon wiring the $100,000 to us, the escrow agent will  deliver the  remaining  debentures  and  warrants to BG Holdings  and Gulf
Coast.

     Furthermore,  in order to facilitate  the issuance of shares to BG Holdings and Gulf Coast upon  conversion of the  debentures and exercise of the warrants,
upon  the  effectiveness  of  the  registration   statement,  we  shall  deliver
29,268,295  shares of our common stock to the escrow agent  representing  shares underlying the debentures and warrants. Additionally, we are required to, at all times,  maintain the escrow  account with that number of shares equal to 200% of the maximum  number of shares of our common stock  underlying the debentures and the Class A  warrants  and 100% of the number of shares  underlying  the Class B warrants.  The  escrow  agreement  shall  remain in effect  until all the shares issuable  upon  conversion  of the  debentures  and exercise of the warrants are issued.

     In  connection  with the  financing  by Gulf Coast  Advisors,  Ltd.  and BG
Holdings,  LLC, on April 1, 2002,  our officers and  directors  all entered into lock-up  agreements.  Pursuant  to the  lock-up  agreements,  our  officers  and
directors  agreed,   subject  to  specified  exceptions,   not  to  directly  or
indirectly,  offer,  sell,  contract to sell,  pledge,  hypothecate or otherwise dispose  of any  common  stock  beneficially  owned by them for a period  of six months.  However,  each officer or director  may,  during such six month period, sell up to one percent of the issued and outstanding  shares of our common stock during any three month period; provided, however that the number of shares to be sold in that period does not exceed the lessor of: 100,000 shares per officer or director; or that number of shares which equals 15% of the trading volume of our common stock,  in the  aggregate,  for all officers and directors as a group for the three  months  preceding  any such sale.  For the  purposes  of the  lock-up period, the number of issued and outstanding  shares shall be 19,810,060.  After the  initial  six month  lock-up  period,  the sale of our  common  stock by our officers and directors  shall be subject to an additional  lock-up  period of 18 months pursuant to which their sales shall be limited to the volume  limitations of Rule 144(e) of the Securities Act of 1933, as amended.

     In connection with the securities  purchase  agreement entered into with BG
Holdings  and Gulf Coast,  we had entered  into a finder's  fee  agreement  with
Toscana Group,  Inc. on March 26, 2002,  pursuant to which we agreed to issue to
Toscana  Group Class A warrants  exercisable  into 200,000  shares of our common stock,  and Class B  warrants,  in an amount  equal to five shares of our common stock for every dollar received by us from investors introduced to us by Toscana
Group, Inc.  including,  without  limitation,  BG Holdings and Gulf Coast, up to
$1,200,000,  or 6,000,000  shares of our common  stock.  The  exercise  price of
Toscana's  Class A  warrants  is the lesser of the  average of the lowest  three trading prices during the 30 trading days  immediately  prior to the date of the warrants  discounted  by 50% or the  average of the lowest  three  trading  days immediately priorto the exercise date,  discounted by 50%. The exercise price of
Toscana's  Class B Warrants  is the lesser of 105% of the average  lowest  three trading prices during the 30 trading days immediately  prior to the closing date relating to BG Holdings and Gulf Coast's warrants,  or the average of the lowest three trading prices immediately prior to the exercise date,  discounted by 50%.
Toscana's Class A Warrants have a cashless exercise feature, while their Class B
Warrants do not. In connection with the finder's fee agreement,  we also entered into an escrow  agreement  whereby  we have  deposited  6,200,000  shares of our common  stock with Bondy &  Schloss LLP as escrow  agent.  These shares were deposited  into escrow to  facilitate  the  exercise of the warrants by Toscana.
Bondy  &  Schloss LLP shall  receive  $500 per  transaction  relating to the escrowed shares which such fees shall be deducted from the exercise price of the warrants.

     In March 2002, we entered into an agreement for Karim Amiryani,  Douglas W.
Jordan,  Douglas W. Jordan Defined  Benefit  Pension Plan,  Norman Ross, Tel Pro
Marketing,  Stranco  Investments  and  Vestcom  to  purchase  from us 140,000 in principal  amount  of our  10%  convertible  debenture.  Subsequently,  the  10%
convertible  debentures  were  cancelled and 12% Senior  Convertible  Debentures substituted therefor.

     We have agreed to register  shares of our common  stock  issuable  upon the conversion of the debentures issued, and issuable,  to BG Holdings,  Gulf Coast,
Karim  Amiryani,  Douglas W. Jordan  Defined  Benefit  Pension Plan,  Douglas W.
Jordan,  Norman Ross, Tell Pro Marketing,  Stranco Investments and Vestcom,  and
the common  stock  issuable  upon  exercise of the Class A Warrants  and Class B
Warrants issued, and issuable, to BG Holdings, Gulf Coast and Toscana. We may be required to register  additional shares of our common stock in addition to those registered  hereunder if the conversion  price and/or the exercise price related to each of the  debentures,  Class A  Warrants  and Class B  Warrants  decreases substantially.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     Our  common  stock is traded on the  over-the-counter  electronic  bulletin board, under the symbol "APBH." It commenced trading on November 8, 1999.

     The following table represents the closing high and low bid information for sales of our  common  stock  during the last two fiscal  years.  The  quotations reflect inter-dealer prices, without retail markup, markdown or commission,  and may not represent actual transactions.

                           High                 Low
2000
First Quarter            $ 3.56                 $3.00
Second Quarter           $ 3.38                 $2.81
Third Quarter            $ 3.19                 $1.31
Fourth Quarter           $ 2.00                 $0.38
2001
First Quarter            $ 0.63                 $0.28
Second Quarter           $ 0.50                 $0.22
Third Quarter            $ 0.55                 $0.32
Fourth Quarter           $ 0.54                 $0.18
2002
First Quarter            $ 0.27                 $0.12
Second Quarter           $ 0.52                 $0.09
Third Quarter            $ 0.09                 $0.05
Fourth Quarter           $ 0.12                 $0.03

     As of December 31, 2002, we had  approximately 344 holders of record of our common stock,  according to National Stock Transfer Company,  the transfer agent for our common stock.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     As of December 12, 2001,  our board of directors  elected to appoint Singer
Lewak Greenbaum and Goldstein LLP of Los Angeles, California, as our independent auditors  and  determined  not to  reappoint  Null  Lairson.  The report of Null
Lairson on the financial statements as of and for the fiscal year ended December
31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty,  audit scope, or accounting principles.
During our two most recent fiscal years preceding such change in accountants and any subsequent  interim period preceding such change in accountants,  there were no  disagreements  with Null Lairson on any matter of  accounting  principles or practices,  financial statement disclosure,  or auditing scope or procedure, nor were there any other events that required reporting under SEC regulations.

                                  LEGAL MATTERS

     The  validity of the issuance of the shares  being  offered  hereby will be passed upon for us by Forrest  Carlton,  Esq.,  Albuquerque,  New Mexico.  On or
before the date of this prospectus, Mr. Carlton will be issued 245,000 of shares of our common  stock in  consideration  for legal  services  rendered to us. Mr.
Carlton is a selling  stockholder  listed in this  prospectus and an employee of our company.

                                     EXPERTS

     Our  consolidated  financial  statements  as of December 31, 2001 have been included  herein in  reliance  upon the  report of Singer  Lewak  Greenbaum  and
Goldstein LLP, independent  certified public accountants,  upon the authority of said firm as experts in accounting  and  auditing.  Our  consolidated  financial statements  as of December 30, 2000 have been  included  herein in reliance upon the report of Null Lairson CPA, PC, independent auditors,  upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a  registration  statement  on Form SB-2 with the SEC for our common  stock  offered  hereby.  This  prospectus  does not  contain  all of the information  set forth in the  registration  statement.  You should refer to the registration statement and its exhibits for additional information.  Whenever we make reference in this  prospectus to any of our contracts,  agreements or other documents,  you  should  refer  to the  exhibits  attached  to the  registration statement  or  incorporated  herein by for the  copies of the  actual  contract, agreement or other document. Following this offering we will be required to file annual,  quarterly and special reports,  proxy statements and other  information with the SEC.

     You can read our SEC filings,  including the registration  statement,  over the internet at the SEC's Web site, located at http://www.sec.gov.  You may also read  and  copy  any  document  we file  with  the SEC at its  public  reference facilities at Room 1024,  Judiciary Plaza, 450 Fifth Street,  N.W.,  Washington,
D.C. 20549.  You may also obtain copies of the documents at prescribed  rates by writing to the  Public  Reference  Section  of the SEC at Room  1024,  Judiciary
Plaza, 450 Fifth Street,  N.W.,  Washington,  D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further  information on the operation of the public reference facilities.

                                       23

                          Index to Financial Statements

                                                                         Page
                                                                     -----------------
American Publishing, Inc. & Subsidiary Consolidated Financial
  Statements:

Condensed Consolidated Balance Sheets (unaudited) as of
  September 30, 2002                                                      F-2

Consolidated Statements of Operations (unaudited) for the nine
  months ended September 30, 2002 and 2001                                F-3

Condensed Consolidated Statement of Cash Flows (unaudited) for
  the nine months ended September 30, 2002 and 2001                       F-4

Notes to the Financial Statements for the nine months ended
  September 30, 2002 and 2001 (unaudited)                                 F-5

Independent Auditors' Reports                                             F-7

Consolidated Balance Sheet as of December 31, 2001                        F-9

Consolidated Statement of Operations for the years ended
  December 31, 2001 and 2000                                             F-10

Consolidated Statement of Shareholder's Equity (Deficit) for
  the years ended December 31, 2001 and 2000                             F-11

Consolidated Statement of Cash Flows for the years ended
  December 31, 2001 and 2000                                             F-12

Notes to the Consolidated Financial Statements for the years
  ended December 31, 2001 and 2000                                       F-13

                                       F-1

                            Americana Publishing, Inc.
                               Condensed Balance Sheet
                            As of September 30, 2002

                                                 Sept 30,
                                                   2002
Assets                                          (Unaudited)

Current Assets
    Cash and cash equivalents                   $   19,575
    Accounts receivable, net of allowance for
      doubtful accounts of $29,316 and $2,500      122,614
    Accounts receivable - factored                 105,244
    Inventory                                       24,692
    Prepaid expenses and other current assets        3,654
                                                -----------
          Total Current Assets                  $  275,779

Property & Equipment, net                      219,858
Audio production costs                              61,115

Total Assets                                    $  556,752
                                                ===========
Liabilities & Stockholders Equity

Current Liabilities
    Accounts Payables                           $  136,515
    Accrued expenses                               128,303
    Note payable - factor                          105,244
    Note payable - related parties due             103,384
    Convertible debt - related parties due         387,500
    Net liabilities due to discontinued
       operations                                2,071,961
                                                -----------
        Total Current Liabilities                2,932,907

Commitments and contingencies (Note 6)

Stockholders' Equity
    Preferred Stock No Par Value
      20,000,000 shares authorized
      0 (unaudited) and 0 issued and outstanding
    Common stock, $0.001 par value
      100,000,000 shares authorized
      24,854,394 (unaudited) and
      14,636,570 issued and outstanding              24,855
    Additional paid-in capital                   10,001,726
    Accumulated deficit                         (12,402,736)
                                               ------------

      Total stockholders' equity                (2,376,155)
                                               ------------

Total Liabilities & Stockholders Equity    $   556,752
                                               ============

                 See Accompanying Notes to Financial Statements.

                                       F-2

                           Americana Publishing, Inc.
                      Consolidated Statements of Operations
                                  (Unaudited)

                                       FOR THE THREE MONTHS
                                           ENDED SEPT 30
                                       2002            2001
                                    ----------      ----------
Revenue                            $  233,436      $   72,890

Cost of Goods Sold                     82,372          18,743
                                   ----------      ----------
  Gross Profit                        151,065          54,146

Operating expenses
   Compensation expense               300,440         114,677
   Selling, general and
     administration                   110,206          69,299
   Depreciation and amortization       25,479          31,059
                                      -------         -------
      Total operating expenses        436,125         215,035

Loss from operations                 (285,060)       (160,888)

Other Income (Expense)
  Interest Expense                     (1,875)              -
  Other Income                              -               -
                                       --------        --------
     Total other income (expense)      (1,875)              -
                                       --------        --------
Loss before provision for
  income taxes and
  discontinued operations            (286,935)       (160,888)

Provision for income taxes                  -               -
                                      --------       ---------

Loss before discontinued
  operations                         (286,935)       (160,888)

Loss on discointinued
  operations                                -        (587,834)
                                     ---------       ---------

Net Loss                          $  (286,935)     $ (748,722)
                                    ==========       =========

Basic and diluted loss per share:
  From continuting operations           (0.01)          (0.01)
  From discontinued operations              -           (0.06)
                                   -----------      ----------

Basic and diluted
  weighted-average shares
  outstanding                      21,186,408       10,311,693
                                   ===========      ===========

                 See Accompanying Notes to Financial Statements.

                                       F-3

                           Americana Publishing, Inc.
                        Condensed Statement of Cash Flows
                                  (Unaudited)

                                            Nine Months Ended         Nine Months Ended
                                              Sept 30, 2002              Sept 30, 2001
                                           --------------------      --------------------

Cash Flows From Operating Activities:
   Net Loss from continuing operations             $(2,152,581)           $  (569,755)
   Adjustments to reconcile net loss to net cash
    provided by operating activities
    Activities:
     Depreciation and amortization                      76,872                201,892
     Issuance of common stock to board members
       and employees for services rendered           1,183,558                      -
     Issuance of common stock to board members
       and employees for services rendered              60,025                      -
     Provision for allowance for doubtful accounts      26,816                      -
     (Increase) decrease in
       Accounts receivable                             (79,519)               (21,522)
       Inventory                                        (4,332)              (222,721)
       Prepaid expenses and other current assets         2,080                 26,500
       Marketable securities                                 -                      -
       Capital Transactions                                  -                417,159
       Audio production costs                           (2,030)                     -
     Increase (decrease) in
       Account payable                                  98,525                145,191
       Accrued expenses                                103,105                      -
       Liabilities from Discontinued Operations        610,503                      -
                                                   ------------             ----------
      Net cash used in continuing operating
        activities                                     (76,978)               (23,256)
      Net cash used in discontinued operating
        activities                                     (14,957)                     -
                                                   ------------             ----------
Net Cash Used by Operating Activities                  (91,935)               (23,256)

Cash Flows From Investing Activities
   Purchase of property and equipment                        -                (32,943)
                                                   ------------             ----------

Net cash used in continuing activities
   investing activities                                      -                (32,943)
                                                   ------------             ----------

Net cash used in investing activities                        -                (32,943)
                                                   ------------             ----------
Net Cash Used in Investing Activities                        -                (32,943)

Cash flows from financing activities
  Proceeds from notes payable                          136,475                 60,000
  Payments on notes payable                            (50,842)                     -
  Proceeds from the sale of common stock               174,250                155,000
                                                   ------------             ----------

Net cash provided by continuing financing
   activities                                          259,883                215,000
Net cash used in discontinued financing
   activities                                         (150,365)                     -
                                                   ------------             ----------

Net provided financing activities                     109,518                 215,000

Net increase in cash and cash equivalents              17,583                 158,801

Cash and cash equivalents, beginning of period          1,992                  20,027
                                                  ------------              ----------

Cash and cash equivalents, end of period           $   19,575               $ 178,828
                                                  ============              ==========

Supplemental disclosures of cash flow information

  Interest paid                                    $        -               $       -
                                                  ============              ==========

  Income taxes paid                                $        -               $       -
                                                  ============              ==========

                 See Accompanying Notes to Financial Statements.

                                       F-4

                                      AMERICANA PUBLISHING, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.

The unaudited  internal  condensed  financial  statements and related notes have been prepared by Americana Publishing,  Inc. (the “Company”),  and not
subject to an audit pursuant to the rules and  regulations of the Securities and
Exchange  Commission.  In the  opinion of  management,  all  adjustments  (which include  only normal  recurring  adjustments)  necessary  to present  fairly the financial  position,  results of operations and cash flows at September 30, 2002 and for all periods presented,  have been made. Certain  reclassifications  have been made to the prior year to conform with the current years presentation.

Certain  information  and footnote  disclosures  normally  included in financial statements prepared in accordance with generally accepted accounting  principles have been omitted. It is suggested that these condensed financial  statements be read in conjunction with the  Company´s  audited financial  statements and notes  thereto  for the fiscal  year ended  December  31,  2001.  The results of operations  for the three  and nine  months  ended  September  30,  2002 are not necessarily indicative of the operating results for the full year.

NOTE 2.  LIQUIDITY

The Company has historically  financed its operations through the sale of common stock.  The  proceeds  were  used  for  start-up  activities  including  website development  as well as other  start-up  activities.  Revenue is not adequate to cover  current  monthly cash  expenditures  thus  requiring the Company to raise
additional  capital  infusions  to  support  operations.   Currently  management
believes revenues will increase to adequate levels to support cash expenditures.
In addition  management has implemented a plan to lower cash expenditures and is actively  pursuing  additional  capital  infusions.  There is no assurance  that adequate revenues will be achieved to support  operations,  however,  management believes it will be able to raise additional capital, lower cash expenditures or a combination of both to maintain operations for the next twelve months.

The Company will require future financing in various forms. The Company proposes to finance  working  capital  timing  differences  with an  asset-based  line of credit.  Capital improvements should be financed by intermediate-term  debt. The
Company is not in  possession of any  commercial  bank  commitment  letters or a letter of intent from a capable  underwriter  at this time.  We are currently in negoiations with one.

NOTE 3.  GOING CONCERN

The  accompanying  financial  statements  have been  prepared on a going concern basis,  which  contemplates  the  realization of assets and the  satisfaction of liabilities  in the  normal  course  of  business.  As  shown  in the  financial statements,  during the nine months ended September 30, 2002 and the years ended
December  31,  2001,  and 2000,  the  Company  incurred  losses  of  $2,152,580,
$5,775,333 and $2,238,437,  respectively.  In addition, as of September 30, 2002 and December 31, 2001, its total current liabilities  exceeded its total current assets by $2,657,128 and $1,845,065,  respectively and its shareholders' deficit was $2,376,155 and $1,543,706.  These factors,  among others,  raise substantial doubt about its ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable.  The Company's  attainment of profitable  operations is dependent  upon the Company  obtaining  adequate  debt and equity  financing and achieving a level of sales  adequate to support the  Company's  cost  structure.
Management  plans to raise  additional  equity capital,  continue to develop its products, and look for acquisition candidates.

NOTE 4.  DISCONTINUED OPERATIONS

During the  quarter  ended June 30,  2002,  the  Company  ceased  operations  of
Corporate Media Group,  Inc ("CMG").  A vendor of the Company has taken over the operations,  although  the  Company  has no formal  agreement.  All  assets  and liabilities of CMG have been  reclassified to net  liabilities  available due to discontinued operations. Liabilities for CMG exceed assets for CMG by $2,071,961 as of September 30, 2002.  Furthermore,  all income  statement  accounts for CMG have been shown as discontinued operations. There is the strong possibility that
CMG will have to file bankruptcy.

                                      F-5

NOTE 5.  STOCK TRANSACTIONS

During  the first nine  months of 2002 the  Company  issued  8,696,158  shares of common stock to various employees and consultants.  The fair value of this stock was booked as compensation  expense and consulting expense,  which was valued at
$1,183,558.

During the first nine months of 2002 the Company sold 1,611,666 of common shares for $174,250 under  regulation  4(2).  Regulation  4(2) provides for the sale of restricted  shares of common stock without the preparation of a prospectus.  The shares offered in the six months cannot be sold for a period of one year.

NOTE 6.  CONTINGENCIES

The Company is in negotiations  with an officer of Corporate  Media Group,  Inc.
concerning  the  resolution  of  $170,000  in  expenses  and  reimbursements  of
Corporate  Media group,  Inc.  due this  officer.  As of September  30, 2002 the
Company has offered 300,000 shares of common stock of Americana Publishing, Inc.
in exchange for any amounts it might owe to the officer.

The Company  maintained a line of credit with a bank,  secured by the  Company's accounts receivable and inventory.  We are currently in default on the remaining balance of approximately  $205,000 and have been unable to secure an alternative line of credit. The Company believes there is a substantial  likelihood that the bank will attempt to seize the assets  covered by the security  agreement.  This will not effect the operations of Americana Publishing, Inc.

NOTE 7.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2002,  the FASB issued SFAS No. 146 " Accounting  for Costs  Associated with exit or Disposal Activities." This Statement addresses financial accounting and  reporting  for  costs  associated  with  exit or  disposal  activities  and
nullifies  Emerging  Issues  Task  Force  (EITF)  Issue  No.  94-3,   "Liability
Recognition for Certain Employee Termination Benefits and Other Costs to Exit an
Activity (including Certain Costs Incurred in a Restructuring)."  This Statement
requires  that a  liability  for a cost  associated  with an  exit  or  disposal activity  be  recognized  when the  liability  is  incurred.  Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan.  This statement  will not have a material  impact on the Company's financial statements.

                                       F-6

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Americana Publishing, Inc. and subsidiary

We have  audited  the  accompanying  consolidated  balance  sheet  of  Americana
Publishing,  Inc.  and  subsidiary  as of  December  31,  2001,  and the related consolidated statements of operations,  shareholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the  Company's  management.  Our  responsibility  is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present
fairly,  in  all  material   respects,   the  financial  position  of  Americana
Publishing,  Inc. and  subsidiary  as of December  31, 2001,  and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying  consolidated  financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, and its total current  liabilities exceed its total current assets.  This raises substantial  doubt about the Company's  ability to continue as a going  concern.
Management's  plans in regard to these matters are also described in Note 2. The consolidated  financial  statements  do not include any  adjustments  that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM and GOLDSTEIN LLP

Los Angeles, California
March 1, 2002

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Americana Publishing, Inc.
Albuquerque, New Mexico

We have audited the accompanying statements of operations, shareholders' equity, and cash flows of Americana  Publishing,  Inc.  for the year ended  December 31,
2000.  These  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the results of Americana  Publishing,  Inc.'s operations and its cash flows for the year  ended  December  31,  2000 in  conformity  with accounting principles generally accepted in the United States of America.

NULL LAIRSON CPA, PC

Houston, TX
March 29, 2001

                                                AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                                                       CONSOLIDATED BALANCE SHEET
                                                            December 31, 2001

------------------------------------------------------------------------------------------------------------------------------------

                                                                ASSETS

Current assets
     Cash and cash equivalents                                                                     $          1,992
     Accounts receivable, less allowance for doubtful
         accounts of $2,500                                                                                  43,095
     Inventory                                                                                               20,360
     Prepaid and other current assets                                                                         5,734

              Total current assets                                                                           71,181

Property and equipment, net                                                                                 297,259

                  Total assets                                                                     $        368,440

                                                 LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
     Accounts payable                                                                              $         37,990
     Accrued expenses                                                                                        25,198
     Convertible debt - related parties                                                                     387,500
     Net liabilities due to discontinued operations                                                       1,461,458

         Total current liabilities                                                                        1,912,146

Commitments and contingencies

Shareholders' deficit
     Preferred stock, no par value
         20,000,000 shares authorized
         no shares issued and outstanding                                                                         -
     Common stock, $0.001 par value
         100,000,000 shares authorized
         14,636,570 shares issued and outstanding                                                            14,637
     Additional paid-in capital                                                                           8,691,812
     Accumulated deficit                                                                                (10,250,155)

              Total shareholders' deficit                                                                (1,543,706)

                   Total liabilities and shareholders' deficit                                     $        368,440

                                  The accompanying notes are an integral part of these financial statements.

                                                 AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      For the Years Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------

                                                                                      2001               2000

Revenues                                                                        $       259,680       $      56,727

Cost of goods sold                                                                       62,045              47,781

Gross profit                                                                            197,635               8,946

Operating expenses
     Depreciation and amortization                                                      132,735              66,242
     Selling, general, and administrative (including stock-
         based compensation of $2,607,771 and $973,370)                               3,301,780           2,191,932
     Impairment of audio production costs                                               188,215                   -

         Total operating expenses                                                     3,622,730           2,258,174

Loss from operations                                                                 (3,425,095)         (2,249,228)

Other income (expense)
     Financing expense related to convertible debt                                     (385,000)                  -
     Interest expense                                                                   (28,164)               (375)
     Interest income                                                                        196              11,166

         Total other income (expense)                                                  (412,968)             10,791

Loss before discontinued operations                                                  (3,838,063)         (2,238,437)

Loss from discontinued operations                                                    (1,937,270)                  -

Net loss                                                                        $    (5,775,333)   $     (2,238,437)

Basic and diluted loss per share
     From continuing operations                                                 $         (0.35)   $          (0.41)
     From discontinued operations                                                         (0.17)              -

         Total                                                                  $         (0.52)   $          (0.41)

Basic and diluted weighted-average shares outstanding                                11,159,259           5,483,141

                                The accompanying notes are an integral part of these financial statements.

                                                AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                        For the Years Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------

                                                                  Additional
                                       Common Stock                 Paid-in           Retained
                                  Shares           Amount           Capital           Earnings           Total
Balance, December
   31, 1999                        4,283,250   $         4,283  $      3,043,648  $    (2,236,385) $        811,546
Issuance of common
   stock in exchange
   for cash                          655,000               655           651,845                            652,500
Exercise of stock
   options                           600,000               600           144,400                            145,000
Issuance of common
   stock to outside
   consultants in
   exchange for
   services
   rendered                          201,000               201           201,299                            201,500
Issuance of common
   stock to
   employees and
   members of the
   Board of Directors
   for services
   rendered                        1,773,000             1,773           674,327                            676,100
Issuance of common
   stock in exchange
   for property and
   equipment                         310,146               310           310,936                            311,246
Stock option
   expense                                                                95,770                             95,770
Net loss                                                                               (2,238,437)       (2,238,437)

Balance, December
   31, 2000                        7,822,396             7,822         5,122,225       (4,474,822)          655,225
Issuance of common
   stock in exchange
   for cash                          837,647               838           174,162                            175,000
Issuance of common
   stock in exchange
   for book rights                    10,000                10             1,490                              1,500
Issuance of common
   stock for acquisition
   of CMG                          1,017,827             1,018           406,113                            407,131

                                The accompanying notes are an integral part of these financial statements.

                                                     AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                                             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                          For the Years Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------

                                                                  Additional
                                       Common Stock                 Paid-in           Retained
                                  Shares           Amount           Capital           Earnings           Total
Issuance of common
   stock to outside
   consultants in
   exchange for
   services
   rendered                        1,331,500   $         1,332  $        429,383  $                $        430,715
Issuance of common
   stock to
   employees and
   members of the
   Board of Directors
   for services
   rendered                        3,659,200             3,659         1,459,951                          1,463,610
Compensation
   expense to
   members of the
   Board of Directors
   relating to stock
   options granted
   below the fair
   market value                                                          461,250                            461,250
Compensation
   expense to
   non-employees
   relating to stock
   options granted
   below the fair
   market value                                                          294,196                            294,196
Financing expense
   relating to beneficial
   conversion feature                                                    385,000                            385,000
Cancellation of
   common stock
   issued to
   employees                         (42,000)              (42)          (41,958)                           (42,000)
Net loss                                                                               (5,775,333)       (5,775,333)

Balance, December
   31, 2001                       14,636,570   $        14,637  $      8,691,812  $   (10,250,155) $     (1,543,706)

                                    The accompanying notes are an integral part of these financial statements.

                                                     AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           For the Years Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------

                                                                                      2001               2000
Cash flows from operating activities
   Net loss from continuing operations                                          $    (3,838,063)   $     (2,238,437)
   Adjustments to reconcile net loss to net cash
     used in operating activities
       Depreciation and amortization                                                    132,735              66,242
       Allowance for doubtful accounts                                                       -              189,530
       Issuance of common stock to outside consultants
         in exchange for services rendered                                              430,715                   -
       Issuance of common stock to employees and
         members of the Board of Directors in exchange
         for services rendered                                                        1,463,610             973,370
       Compensation expense to members of the Board of
         Directors relating to stock options granted below the
         fair market value                                                              461,250                   -
       Compensation expense to non-employees for stock
         options issued below the fair market value                                     294,196                   -
       Cancellation of common stock issued to employees                                 (42,000)                  -
       Impairment of audit production costs                                             188,215                   -
       Financing expense related to convertible debt                                    385,000                   -
       (Increase) decrease in
         Accounts receivable                                                             15,848             (23,855)
         Inventory                                                                           33             (20,227)
         Prepaid and other current assets                                                51,262             (48,795)
         Audio production costs                                                         (30,071)                  -
       Increase in
         Accounts payable                                                                 8,790                   -
         Accrued expenses                                                                 5,217              67,375

Net cash used in continuing operating activities                                       (473,263)         (1,034,797)
Net cash used in discontinued operations activities                                    (342,611)                  -

Net cash used in operating activities                                                  (815,874)         (1,034,797)

Cash flows from investing activities
   Proceeds from sale of marketable securities                                                -             169,370
   Proceeds from certificate of deposit                                                  30,000                   -
   Purchase of property and equipment                                                   (11,734)           (220,422)

Net cash provided by (used in) continuing investing activities                           18,266             (51,052)
Net cash provided by discontinued investing activities                                        -                   -

Net cash provided by (used in) investing activities                                      18,266             (51,052)

                                    The accompanying notes are an integral part of these financial statements.

                                                      AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           For the Years Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------

                                                                                      2001               2000
Cash flows from financing activities
   Proceeds from notes payable                                                  $       387,500    $              -
   Proceeds from sale of common stock                                                   175,000             797,500

Net cash provided by continuing financing activities                                    562,500             797,500
Net cash used in discontinued financing activities                                      (59,994)                  -

Net cash provided by financing activities                                               502,506             797,500

Net decrease in cash and cash equivalents                                              (295,102)           (288,349)

Cash acquired in acquisition of CMG                                                     277,067                   -

Cash and cash equivalents, beginning of year                                             20,027             308,376

Cash and cash equivalents, end of year                                          $         1,992    $         20,027

Supplemental disclosures of cash flow information

   Interest paid - continuing operations                                        $        25,164    $              -

   Interest paid - discontinued operations                                      $       110,832    $              -

   Income taxes paid                                                            $             -    $              -

Supplemental schedule of non-cash investing and financing activities

During the year ended  December  31, 2001,  the Company  received  book rights  valued at $1,500 in exchange for the issuance of
10,000 shares of common stock.

During the year ended December 31, 2001, the Company acquired CMG in exchange for 1,017,827 shares of common stock valued at
$407,131.

During the year ended December 31, 2000, the Company  received  property and equipment  valued at $311,246 in exchange for the issuance of 310,146 shares of common stock.

                                    The accompanying notes are an integral part of these financial statements.

                    AMERICANA PUBLISHING, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2001

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

     General

     Americana Publishing,  Inc. ("API") was organized as a Colorado corporation on April 17, 1997 for the purpose of  publishing  books,  audio books,  and periodicals,  and to  utilize  the  Internet  as its  primary  distribution channel to prospective customers.  In addition, API will utilize the latest technology  to download  audio files  directly to  customers  who desire to purchase books and music and other audio materials immediately.

     Corporate Media Group, Inc.

     On July 15, 2001, API acquired  certain assets and liabilities of Corporate
     Media Group, Inc. ("CMG"). The purchase price was $407,131,  which was paid by issuing 1,017,827 shares of API's common stock. CMG recorded $905,733 in excess  of cost over  fair  value of net  assets  acquired,  identified  as goodwill.  The  acquisition  was accounted for by the purchase  method.  On
     December 31, 2001, it was determined the goodwill was impaired;  therefore, the full  amount of  goodwill  was  written  off,  which is included in the statement of operations in loss from  discontinued  operations for the year ended December 31, 2001.

     For financial  statement  purposes,  the acquisition  occurred on August 1,
     2001. The assets acquired were as follows:

     Cash                               $     277,067
     Accounts receivable                      259,570
     Inventory                                371,961
     Income tax receivable                    249,300
     Property and equipment                 1,827,541
     Liabilities assumed                   (3,484,041)
     Excess of cost over fair value           905,733
        Total                           $     407,131

     CMG provides an array of services,  including audio and video  duplication, packaging,  fulfillment,  storage,  and  marketing,  to  various  customers throughout the nation.

     During the nine  months  ended  September  30,  2002,  the  Company  ceased operations  of CMG.  CMG will most likely  file  Chapter 7  bankruptcy.  In addition,  the Company is involved  in a lawsuit  with the former  owner of
     CMG.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS (Continued)

     Corporate  Media Group,  Inc.  (Continued)

     As of December 31, 2001,  the net  liabilities on  discontinued  operations were as follows:

       Cash                             $      46,216
       Accounts receivable                     10,417
       Accounts receivable - factored         702,075
       Inventory                              369,168
       Property and equipment, net          1,648,154
          Total assets                      2,776,030

        Book overdraft                         56,248
        Line of credit                        203,449
        Accounts payable                    2,598,000
        Accrued expenses                      102,511
        Note payable - factored               702,075
        Note payable - related party           96,397
        Capital lease obligations             478,808
           Total liabilities                4,237,488

        Net liabilities due to
          discontinued operations       $  (1,461,458)

     The operating  results of the  discontinued  subsidiary  are  summarized as follows for the year ended December 31, 2001:

        Revenues                        $   2,191,291
        Cost of goods sold                  1,919,053

        Gross profit                          272,238

        Operating expenses
        Compensation                          490,666
        Depreciation and amortization         118,059
        Selling, general, and administrative  543,260

           Total operating expenses         1,151,985

        Loss from operations                 (879,747)

         (continued)

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS (Continued)

         Corporate Media Group, Inc. (Continued)

         (continued)

        Other income (expense)
          Impairment of goodwill               $      (905,733)
          Interest expense                            (110,832)
          Loss on sale of property and
             equipment                                 (16,838)
          Other expense                                (24,252)
          Interest income                                  132

             Total other income (expense)           (1,057,523)

          Loss from discontinued operations    $    (1,937,270)

NOTE 2 - GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities  in the normal  course of business.  As shown in the  financial statements,  during the years ended December 31, 2001 and 2000, the Company
     (as  defined  in Note 3)  incurred  losses of  $5,775,333  and  $2,238,437, respectively.  In  addition,  as of December 31,  2001,  its total  current liabilities  exceeded  its  total  current  assets by  $1,840,965,  and its shareholders'  deficit was $1,543,706.  These factors,  among others, raise substantial doubt about its ability to continue as a going concern.

     Recovery of the  Company's  assets is  dependent  upon future  events,  the outcome of which is indeterminable.  The Company's attainment of profitable operations is dependent upon the Company obtaining adequate debt and equity financing and achieving a level of sales  adequate to support the Company's cost  structure.  Management  plans to  raise  additional  equity  capital, continue to develop its products, and look for acquisition candidates.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The consolidated  financial  statements include the accounts of API and its wholly owned subsidiary, CMG (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Development  Stage Enterprise

     During  the year  ended  December  31,  2001,  the  Company  ceased to be a development  stage company as defined in Statement of Financial  Accounting
     Standards  ("SFAS") No. 7,  "Accounting and Reporting by Development  Stage
     Enterprises." The Company's  planned  principal  operations have commenced, and there have been revenues from those operations.

     Revenue  Recognition

     Revenue from sales of services is recognized  when the service is performed and  billable.  Revenue  from the sale of products is  recognized  when the products are shipped.

     Comprehensive Income

     The Company utilizes SFAS No. 130, "Reporting  Comprehensive  Income." This
     statement establishes standards for reporting  comprehensive income and its components  in a  financial  statement.  Comprehensive  income  as  defined includes all changes in equity (net assets)  during a period from non-owner sources.  Examples of items to be included in comprehensive  income,  which
     are  excluded  from  net  income,   include  foreign  currency  translation
     adjustments,  minimum pension liability  adjustments,  and unrealized gains and losses on  available-for-sale  securities.  Comprehensive income is not presented in the Company's  financial  statements since the Company did not have any of the items of comprehensive income in any period presented.

     Cash and Cash Equivalents

     For the purpose of the statements of cash flows, the Company  considers all highly  liquid  investments  purchased  with  original  maturities of three months or less to be cash equivalents.

     Inventory

     Inventory, consisting principally of videocassettes, is valued at the lower of cost (first-in, first-out) or market.

     Property and Equipment

     Property and equipment are stated at cost,  less  accumulated  depreciation and amortization. During the year ended December 31, 2000, a portion of the property and  equipment  was  contributed  to the Company by the  Company's
     Chairman/majority   shareholder   in  exchange  for  common   stock.   This
     contributed  property and equipment are carried at the  contributor's  cost basis.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Property and Equipment (Continued)

     Depreciation and amortization are provided using the  straight-line  method over estimated useful lives as follows:

                              Continuing Operations

         Database and circulation list                                   5 years
         Computer equipment                                              5 years
         Office furniture and fixtures                                5 -7 years
         Web site development                                            5 years
         Leasehold improvements                         estimated useful life or
                                                lease term, whichever is shorter

                             Discontinued Operations

         Production equipment                                            7 years
         Vehicles                                                        5 years
         Office furniture and fixtures                                5 -7 years
         Assets under capital leases                                 3 - 6 years
         Leasehold improvements                         estimated useful life or
                                                lease term, whichever is shorter

     Fair Value of Financial Instruments

     The Company  measures its financial  assets and  liabilities  in accordance with generally accepted accounting principles. For certain of the Company's financial  instruments,  including  cash  and  cash  equivalents,  accounts receivable,  accounts payable,  and accrued expenses,  the carrying amounts approximate fair value due to their short maturities. The amounts shown for line of credit,  note payable - factor,  notes  payable - related  parties, convertible  debt - related  parties,  and capital lease  obligations  also approximate  fair  value  because  current  interest  rates  offered to the
     Company for debt of similar maturities are substantially the same.

     Stock-Based Compensation

     SFAS No. 123,  "Accounting  for Stock-Based  Compensation,"  defines a fair value based method of accounting  for  stock-based  compensation.  However,
     SFAS No. 123 allows an entity to  continue  to  measure  compensation  cost related to stock and stock options issued to employees  using the intrinsic method of  accounting  prescribed by  Accounting  Principles  Board ("APB")
     Opinion  No.  25,  "Accounting  for Stock  Issued to  Employees."  Entities
     electing to remain with the  accounting  method of APB No. 25 must make pro forma  disclosures  of net loss and  loss  per  share as if the fair  value method of accounting defined in SFAS No. 123 had been applied.  The Company has elected to account for its stock-based  compensation to employees under
     APB No. 25.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Advertising Expense

     The Company  expenses  advertising  in the period the service was incurred.
     For the year ended  December 31, 2001,  advertising  expense for continuing operations  and  discontinued  operations  was  approximately  $24,000  and
     $58,000,  respectively.  For the years ended December 31, 2000, advertising
     expense  for  continuing   operations  and   discontinued   operations  was
     approximately $2,000 and $0, respectively.

     Income Taxes

     The Company  utilizes SFAS No. 109,  "Accounting  for Income  Taxes," which requires the  recognition  of deferred tax assets and  liabilities  for the expected  future tax  consequences of events that have been included in the financial  statements or tax returns.  Under this method,  deferred  income
     taxes  are  recognized  for  the  tax   consequences  in  future  years  of
     differences  between  the tax bases of  assets  and  liabilities  and their financial  reporting  amounts at each  period end based on enacted tax laws and statutory tax rates  applicable to the periods in which the differences
     are  expected  to  affect   taxable   income.   Valuation   allowances  are
     established,  when  necessary,  to reduce deferred tax assets to the amount expected to be realized.

     Loss Per Share

     The Company  utilizes  SFAS No. 128,  "Earnings  per Share." Basic loss per share is computed by dividing loss available to common  shareholders by the weighted-average  number of common  shares  outstanding.  Diluted  loss per share  is  computed  similar  to  basic  loss  per  share  except  that the denominator is increased to include the number of additional  common shares that would have been  outstanding  if the potential  common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is  anti-dilutive.
     Because the Company has  incurred  net losses,  basic and diluted  loss per share are the same.

     The  following   potential  common  shares  have  been  excluded  from  the computation  of diluted net loss per share for the year ended  December 31,
     2001 because the effect would have been anti-dilutive:

        Stock options outstanding                                      2,425,000
        Convertible debt                                               7,650,000
             Total                                                    10,075,000

    Estimates

     The  preparation  of  financial  statements  requires  management  to  make estimates and  assumptions  that affect the reported  amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial  statements  and the  reported  amounts  of  revenue  and expenses  during the  reporting  period.  Actual  results could differ from those estimates.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Concentrations of Risk

     Revenue  from sales of  services  to related  parties  was 18% for the year ended  December 31,  2000.  During the year ended  December  31, 2001,  the
     Company had net sales on  discontinued  operations to five major  customers that represented 26%, 18%, 16%, 12%, and 11% of net sales.

     Recently Issued Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS
     No.  141,  "Business  Combinations."  This  statement  addresses  financial accounting  and  reporting for business  combinations  and  supersedes  APB
     Opinion No. 16, "Business  Combinations,"  and SFAS No. 38, "Accounting for
     Pre-Acquisition  Contingencies  of  Purchased  Enterprises."  All  business combinations  in the scope of this  statement are to be accounted for using one method,  the purchase method. The provisions of this statement apply to all  business  combinations  initiated  after  June  30,  2001.  Use of the pooling-of-interests  method for those business combinations is prohibited.
     This  statement  also applies to all business  combinations  accounted  for using the purchase method for which the date of acquisition is July 1, 2001 or later.  The Company  does not expect  adoption of SFAS No. 141 to have a
     material  impact,  if  any,  on  its  financial   position  or  results  of
     operations.

     In June 2001, the FASB issued SFAS No. 142,  "Goodwill and Other Intangible
     Assets." This statement  addresses  financial  accounting and reporting for acquired  goodwill and other  intangible  assets and supersedes APB Opinion
     No. 17,  "Intangible  Assets." It addresses how intangible  assets that are acquired  individually  or with a group of  other  assets  (but  not  those acquired in a business  combination)  should be accounted  for in financial statements  upon their  acquisition.  This  statement  also  addresses  how goodwill and other  intangible  assets  should be accounted  for after they have been initially recognized in the financial statements. It is effective for fiscal years  beginning after December 15, 2001.  Early  application is permitted  for entities with fiscal years  beginning  after March 15, 2001, provided that the first interim  financial  statements have not been issued previously.  The Company does not expect adoption of SFAS No. 142 to have a
     material  impact,  if  any,  on  its  financial   position  or  results  of
     operations.

     In June  2001,  the  FASB  issued  SFAS  No.  143,  "Accounting  for  Asset
     Retirement  Obligations."  This  statement  applies  to  legal  obligations associated  with the  retirement of long-lived  assets that result from the acquisition,  construction,  development,  and/or the normal  operation  of
     long-lived  assets,   except  for  certain  obligations  of  lessees.  This
     statement is not applicable to the Company.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements (Continued)

     In  August  2001,  the  FASB  issued  SFAS  No.  144,  "Accounting  for the
     Impairment or Disposal of  Long-Lived  Assets."  This  statement  addresses financial  accounting  and  reporting  for the  impairment  or  disposal of long-lived assets.  This statement  replaces SFAS No. 121,  "Accounting for the  Impairment  of  Long-Lived  Assets  and for  Long-Lived  Assets  to be
     Disposed  of," the  accounting  and  reporting  provisions  of APB No.  30,
     "Reporting the Results of Operations - Reporting the Effects of Disposal of
     a Segment of a  Business,  and  Extraordinary,  Unusual,  and  Infrequently
     Occurring  Events and  Transactions,"  for the  disposal  of a segment of a business,  and amends  Accounting  Research  Bulletin  No.  51,  "Financial
     Statements," to eliminate the exception to  consolidation  for a subsidiary for which  control is likely to be  temporary.  The Company does not expect adoption  of  SFAS  No.  144 to have a  material  impact,  if  any,  on its financial position or results of operations.

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 2001 consisted of the following:

                              Continuing Operations

        Database and circulation list                           $        239,314
        Computer equipment                                               130,722
        Office furniture and fixtures                                     71,073
        Web site development                                              44,663
        Leasehold improvements                                             5,299
        Other                                                             31,324

                                                                         522,395
           Less accumulated depreciation and amortization                225,136

               Total                                            $        297,259

     Depreciation  and  amortization  expense  for  continuing   operations  was
     $132,735  and  $66,242  for the years  ended  December  31,  2001 and 2000, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT (Continued)

                             Discontinued Operations

        Production equipment                                    $        276,591
        Vehicles                                                          70,974
        Office furniture and fixtures                                    266,093
        Assets under capital leases                                      448,479
        Leasehold improvements                                           696,262

                                                                       1,758,399
           Less accumulated depreciation and amortization                110,245

                Total                                           $      1,648,154

     Depreciation  and  amortization  expense for  discontinued  operations  was
     $118,059  and  $0  for  the  years  ended   December  31,  2001  and  2000,
     respectively.

NOTE 5 - LINE OF CREDIT - DISCONTINUED OPERATIONS

     The Company  maintained a line of credit with a financial  institution that allowed it to borrow a maximum of $210,090.  Advances on the line of credit bear interest at 8.25% per annum,  which is payable on a monthly basis. The line of credit is secured by accounts  receivable and inventory and matured on  April 1,  2002.  The bank has not  renewed  the line of  credit.  As of
     December 31, 2001,  the  outstanding  balance  under the line of credit was
     $203,449 (see Note 12).

NOTE 6 - NOTES PAYABLE - RELATED PARTIES - DISCONTINUED OPERATIONS

     At December  31,  2001,  the Company  maintained  notes  payable to certain
     officers  of  the   Company,   which  are  payable   upon  demand  and  are
     non-interest-bearing.  As of December 31, 2001,  the amounts due aggregated to $96,397.

NOTE 7 - CONVERTIBLE DEBT - RELATED PARTIES

     The Company  issued  convertible  debt,  as  summarized  below,  payable to various individuals,  which is convertible at the option of the holder into the  Company's  common  stock.  Interest  at 30% per annum is  payable on a monthly basis.  If the note holders elect to convert their debt into common stock,  the  conversion  prices range from $0.05 to $0.10 per share.  There were not any conversions to common stock during the year ended December 31,
     2001 (see Note 12).

NOTE 7 - CONVERTIBLE DEBT - RELATED PARTIES (Continued)

     The terms associated with each series for the year ended December 31 are as follows:

        30% notes, due September 2002, convertible at $0.05 per share,
          and secured by 750,000 shares of restricted common stock                     $        150,000
        30% notes, due October 2002, convertible at $0.05 per share,
          and secured by 500,000 shares of restricted common stock                              100,000
        30% notes, due November 2002, convertible at $0.05 per share,
          and secured by 500,000 shares of restricted common stock                              102,500
        30% notes, due December 2002, convertible at $0.05 per share,
          and secured by 125,000 shares of restricted common stock                               25,000
        30% notes, due December 2002, convertible at $0.10 per share,
          and secured by 300,000 shares of restricted common stock                               10,000

               Total                                                                   $        387,500

     In accordance with generally accepted accounting  principles,  the discount on the  conversion  feature of the above notes arising from the  conversion feature is  considered  to be  interest  expense and is  recognized  in the statement of operations  during the period from the issuance of the debt to the time at which the debt  becomes  convertible.  The  Company  recorded a conversion feature of $385,000. Since the debt was immediately convertible, the $385,000 was recognized in the statement of operations  during the year ended December 31, 2001.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

     Leases

     The Company leases its office facilities from two different related parties under operating lease agreements,  which require monthly payments of $4,000 and $23,000 and expire in December  2003 and July 2011,  respectively.  The
     Company also leases  production  equipment under capital lease  agreements.
     These leases have initial terms generally ranging from three to seven years and require a fixed monthly payment.

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

     Leases (Continued)

     Future minimum  payments under these operating and capital lease agreements at December 31, 2001 were as follows:

                                                                                    Discontinued
                                                                                     Operations
                   Year Ending                                    Operating            Capital
                  December 31,                                      Leases             Leases

                      2002 $                                        324,000       $    265,136
                      2003                                          336,000            183,586
                      2004                                          276,000            100,367
                      2005                                          276,000              4,228
                      2006                                          276,000                  -
                      Thereafter                                  1,265,000                  -

                                                            $     2,753,000             553,317
                  Less amount representing interest                                      74,509

                                                                                        478,808
                  Less current portion                                                  200,629

                      Long-term portion                                        $        278,179

     Rent expense was $145,000 and $28,000 for the years ended December 31, 2001 and 2000, respectively.

     Financial Consulting Agreement

     On January 1, 1999, the Company  entered into a  non-cancelable,  Corporate
     Financial Consulting Agreement with its Chairman/majority  shareholder. The agreement  calls for the Company to pay the related  party a monthly fee of
     $3,000 for a period of five years in  consideration  for the related  party providing  general  assistance in identifying  credit/capital  resources as well as providing office, personnel, and facilities to the Company.

     In addition, the agreement calls for the Company to pay the related party a
     1% success fee for any gross  amount of debt  financing or net worth of any entity merged or acquired on behalf of the Company by the related party and a 1% renewal fee of the amount of such financial  arrangements for a period of five years.  Management  believes that the monthly fee  approximates the value of these  services had the Company  obtained  these  services from an unrelated party.

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

     Employment Agreements

     On January 1, 1999, the Company  entered into an employment  agreement with its Chairman/majority  shareholder.  Under the terms of the agreement,  the employee  receives a salary of $250,000 per year or 5% of gross  revenue of the  Company,  whichever  is greater.  The Company  may not  terminate  the agreement  for any  reason  as it  relates  to the  employee's  disability, illness,  or  incapacity.  Should  the  employee  die  during  the  term of employment,  the  Company  will pay the  employee's  estate  $500,000 in 50 monthly installments of $10,000.  Subject to certain events,  including the sale of substantially  all of the Company's assets to a single purchaser or bankruptcy,  the Company may terminate the agreement  upon 90 days' written
     notice  and  pay  the   employee   $500,000  in  12   consecutive   monthly
     installments.

     With cause, the Company may terminate the agreement with 12 months' written
     notice.   During  the  notice  period,  the  employee  will  be  paid  full
     compensation   and  receive  a  severance   allowance  of  $250,000  in  12
     consecutive  monthly  installments  beginning  on the date of  termination.
     Without  cause,  the  employee  may  terminate  employment  upon 12 months'
     written notice to the Company.  During the notice period,  the employee may be required to perform his duties and will be paid his full compensation up to the termination date and will receive a severance allowance of $250,000, which  will  be paid  in 12  equal  and  consecutive  monthly  installments beginning on the date of termination.

     This  employee   received   common  stock  in  lieu  of  $101,000  in  cash
     compensation during the year ended December 31, 2000.

     On  November  1, 1999,  the  Company  entered  into a  one-year  employment agreement  with its Vice  President/director,  which  contains an automatic three-year renewal. Under the terms of the agreement, the employee receives a salary of $36,000 per year, plus paid vacation of five weeks. The Company may not  terminate  the  agreement  for any  reason  as it  relates  to the employee's disability,  illness, or incapacity.  Subject to certain events, including the sale of substantially all of the Company's assets to a single purchaser or  bankruptcy,  the Company may terminate the agreement  upon 90 days'  written  notice  and pay the  employee  $500,000  in 12  consecutive monthly installments.

     With cause, the Company may terminate the agreement with 12 months' written
     notice.   During  the  notice  period,  the  employee  will  be  paid  full
     compensation   and  receive  a  severance   allowance  of  $250,000  in  12
     consecutive  monthly  installments  beginning  on the date of  termination.
     Without  cause,  the  employee  may  terminate  employment  upon 12 months'
     written notice to the Company.  During the notice period,  the employee may be required to perform his duties and will be paid his full compensation up to the termination date and will receive a severance allowance of $250,000, which  will  be paid  in 12  equal  and  consecutive  monthly  installments beginning on the date of termination.

NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

     Factoring  Agreement - Continuing  Operations In February 1999, the Company
     entered  into a factoring  agreement  without  recourse  that  provides all eligible  accounts  receivable  to be  factored  at a discount  of 12%.  In addition,  during the year ended  December  31,  1999,  the Company  issued
     50,000 shares of restricted common stock to the factoring company, which is owned by a shareholder of the Company.  Furthermore,  the Chairman/majority shareholder  guarantees 20% of the  outstanding  balance.  Either party can cancel this agreement with 30 days' notice. At December 31, 2001, an amount was not due under this agreement.

     Factoring  Agreement -  Discontinued  Operations In April 2001, the Company
     entered into a factoring agreement with recourse that provides all eligible accounts  receivable to be factored at a discount of 12% up to a maximum of
     $2,000,000. In addition, the Company is required to pay a service charge of
     3% on each invoice factored.  These amounts are guaranteed by an officer of
     CMG. As of December 31, 2001, the accounts receivable amount and the amount due to factor was $702,075.

     Litigation

     The Company is involved in certain legal proceedings and claims which arise in the normal  course of  business.  Management  does not believe  that the outcome  of these  matters  will have a  material  effect on the  Company's financial position or results of operations.

NOTE 9 - SHAREHOLDERS' DEFICIT

     Common Stock

     During the years ended December 31, 2001 and 2000, the Company sold 837,647 and  655,000  shares,  respectively,  of  common  stock  for  $175,000  and
     $652,500, respectively, under regulation 4(2). Regulation 4(2) provides for the sale of restricted  shares of common stock without the preparation of a prospectus. The shares offered cannot be sold for a period of one year.

     During the years  ended  December  31, 2001 and 2000,  the  Company  issued
     3,659,200 and 1,773,000 shares, respectively,  of common stock to employees and members of its Board of Directors for services  rendered.  These shares were valued between $0.20 and $0.55,  and $0.10 and $1,  respectively,  per share,  which  is  equal to the  fair  market  value on the date of  grant.
     Compensation expense of $1,463,610 and $676,100 was recorded with an offset to common  stock and  additional  paid-in  capital  during the years  ended
     December 31, 2001 and 2000, respectively.

NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)

     Common Stock (Continued)

     During the years  ended  December  31, 2001 and 2000,  the  Company  issued
     1,331,500  and 201,000  shares,  respectively,  of common  stock to outside consultants and companies for services rendered. These shares were recorded at their fair market value at the time of issuance. Compensation expense of
     $430,715  and  $201,500  was  recorded  with an offset to common  stock and additional  paid-in  capital  during the years ended  December 31, 2001 and
     2000, respectively.

     During the year ended  December 31, 2001,  the Company issued 10,000 shares of common stock in exchange for book rights valued at $1,500.

     During the year ended  December  31,  2001,  the  Company  acquired  CMG in exchange for 1,017,827 shares of common stock valued at $407,131.

     Stock Option Plan

     In  June  2000,  the  Board  of  Directors   approved  the  adoption  of  a
     non-qualified  and incentive stock option plan, the 2000 Stock Purchase and
     Option Plan (the "Plan").  The Plan is intended to provide incentive to key employees, officers, and consultants of the Company who provide significant services to the Company.  There are 5,000,000  options  available for grant under the Plan.  Options will vest over a period of time as  determined  by the Board of Directors for up to 10 years from the date of grant.  The Plan expires on June 30, 2010.

     The exercise price of options  granted under the Plan will be determined by the Board of Directors,  provided that the exercise  price will not be less than 85% of the fair market value on the date of grant. In addition, if the option is granted to an officer or director of the  Company,  the  exercise price  will not be less than 100% of the fair  market  value on the date of grant.  Furthermore,  incentive  stock  options may not be granted to a 10%
     shareholder,  unless the exercise price is 100% of the fair market value on the date of grant.

NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)

     Stock Option Plan (Continued)

     A summary of the Company's outstanding options and activity is as follows:

                                                                                                     Weighted-
                                                                                                      Average
                                                                                      Number          Exercise
                                                                                    of Options           Price

                  Outstanding, December 31, 1999                                        2,655,000  $           0.20
                      Granted                                                              98,000  $           0.50
                      Exercised                                                          (600,000) $           0.20

                  Outstanding, December 31, 2000                                        2,153,000  $           0.20
                      Granted                                                           2,375,000  $           0.23
                      Cancelled                                                        (2,103,000) $           0.20

                           Outstanding, December 31, 2001                               2,425,000  $           0.24

                           Exercisable, December 31, 2001                               2,425,000  $           0.24

     The weighted-average  remaining contractual life of the options outstanding at December  31, 2001 is 1.46 years.  The  exercise  prices for the options
     outstanding  at  December  31,  2001  ranged  from  $0.05  to  $0.50,   and
     information relating to these options is as follows:

                                                                                    Weighted-        Weighted-
                                                                  Weighted-          Average          Average
                                                                   Average           Exercise         Exercise
             Range of              Stock             Stock       Remaining           Price of         Price of
             Exercise            Options           Options       Contractual         Options           Options
               Prices        Outstanding        Exercisable            Life       Outstanding       Exercisable

         $             0.05          950,000           950,000        1.02 years  $          0.05  $           0.05
         $      0.17 - 0.20          625,000           625,000        2.68 years  $          0.17  $           0.17
         $             0.50          850,000           850,000        1.97 years  $          0.50  $           0.50

                                   2,425,000         2,425,000

NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)

     Stock Option Plan (Continued)

     The Company has adopted only the disclosure  provisions of SFAS No. 123. It applies APB No. 25 and related  interpretations in accounting for its plans
     and  does  not   recognize   compensation   expense  for  its   stock-based
     compensation  plans other than for  restricted  stock and options issued to outside third parties. If the Company had elected to recognize compensation expense  based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS 123, the Company's net loss and basic loss per share for the years ended December 31, 2001 and
     2000 would be as follows:  2001 2000 Net loss As reported $  (5,775,333)  $
     (2,238,437)  Pro forma $ (6,040,104)  $  (2,328,437)  Basic loss per common share As reported $ (0.52) $ (0.41) Pro forma $ (0.54) $ (0.42)

     For purposes of computing  the pro forma  disclosures  required by SFAS No.
     123, the fair value of each option  granted to employees  and  directors is estimated using the Black-Scholes  option-pricing  model with the following weighted-average  assumptions  for the years  ended  December  31, 2001 and
     2000:  dividend yields of 0% and 0%,  respectively;  expected volatility of
     175% and N/A,  respectively;  risk-free  interest  rates of 3.6% and  4.6%, respectively;  and expected lives of two and three years, respectively. The weighted-average  fair  value of  options  granted  during  the year  ended
     December 31, 2001 for which the exercise  price was greater than the market price on the grant date was $0.34, and the weighted-average  exercise price was $0.50.  The  weighted-average  fair value of options granted during the year ended December 31, 2001 for which the exercise price was less than the market price on the grant date was $0.46, and the weighted-average exercise price was $0.05.

     The  Black-Scholes   option  valuation  model  was  developed  for  use  in
     estimating  the  fair  value  of  traded  options  which  have  no  vesting restrictions  and are fully  transferable.  In addition,  option  valuation models  require the input of highly  subjective  assumptions  including the expected  stock price  volatility.  Because the  Company's  employee  stock options have characteristics  significantly  different from those of traded options,  and  because  changes in the  subjective  input  assumptions  can materially  affect the fair value estimate,  in management's  opinion,  the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     In the event of a merger,  sale of the Company, a hostile takeover attempt, or other sales of the Company's assets,  each director  previously  granted options  will have the  option to  purchase  300,000  additional  shares of common stock at $1 per share.

NOTE 10 - INCOME TAXES

     A  reconciliation  of the expected  income tax  computed  using the federal statutory  income rate to the Company's  effective rate for the years ended
     December 31, 2001 and 2000 was as follows:

                                                                                2001               2000
                  Income benefit computed at federal statutory tax
                      rate                                                      (34.0)%            (34.0)%
                  State taxes, net of federal benefit                            (5.0)               (5.0)
                  Permanent differences                                           6.0                 -
                  Valuation allowance                                            33.0                39.0

                           Total                                                    -   %               -  %

     Significant  components  of the  Company's  deferred  tax assets for income taxes consisted of the following at December 31, 2001:

                  Deferred tax assets
                      Net operating loss carryforward                                              $      1,606,000
                      Bad debt                                                                               40,000
                      Non-qualified stock option expenses                                                   185,000

                                                                                                          1,831,000
                  Less valuation allowance                                                                1,831,000

                           Net deferred tax assets                                                 $              -

     As of December 31, 2001, the Company had net operating  loss  carryforwards for federal and state income tax purposes of  approximately  $2,447,000 and
     $1,223,500,  respectively.  The  net  operating  loss  carryforwards  begin expiring in 2017 and 2002, respectively.

NOTE 11 - RELATED PARTY TRANSACTIONS

     Revenue  from sales of  services  to related  parties  was 18% for the year ended December 31, 2000.

     The Company  issued notes  payable to related  parties of $96,397 (see Note
     6).

     The Company issued  convertible  debt to an  officer/Board  member, a Board member, and a major shareholder totaling $387,500 (see Note 7).

     The Company leases its office  facilities from two  officers/Board  members
     (see Note 8).

NOTE 11 - RELATED PARTY TRANSACTIONS (Continued)

     The  Company  entered  into  a  financial  consulting  agreement  with  its
     Chairman/majority shareholder (see Note 8).

     The Company entered into an employment agreement with its Chairman/majority shareholder (see Note 8).

     The  Company   entered  into  an   employment   agreement   with  its  Vice
     President/director (see Note 8).

     During the year ended  December  31,  2001,  the Company  issued a total of
     2,965,000  shares  of  common  stock  to  various  Board  members,  various officers/Board  members,  and the  Chairman/majority  shareholder valued at
     $1,156,000, which represents the fair market value.

NOTE 12 - SUBSEQUENT EVENTS - UNAUDITED

     Note Payable Agreements

     Subsequent  to December  31,  2001,  the Company  entered into several note payable  agreements with related parties  totaling  $117,725.  All of these notes are payable upon demand and bear interest at 8% per annum.

     Line of Credit - Discontinued Operations
     The amount due is in default.

     Convertible Debt - Related Parties
     All amounts are in default.

     Capital Lease Obligations
     Subsequent  to December  31,  2001,  the  Company  stopped  making  monthly payments on its capital lease obligations. All capital leased equipment has been repossessed by the lessor.

     Litigation
     Subsequent to December 31, 2001,  the Company has become a party to several lawsuits as follows:

          -    A vendor is suing  the  Company  for  approximately  $9,900  with respect to materials purchased and services rendered on behalf of the Company.

          -    A bank is  suing  the  Company  for  approximately  $38,900  with respect to an overdrawn bank account.

NOTE 12 - SUBSEQUENT EVENTS - UNAUDITED (Continued)

     Litigation (Continued)

          -    A customer is suing the Company for  approximately  $26,350  with respect to merchandise that is delinquent.

          -    The Company is suing a former  director  for breach of  warranty, breach of contract,  and fraud. In addition,  the former director has threatened to file a lawsuit against the Company.

          -    A former employee is suing the Company for unpaid wages, unissued stock, and expenses in the amount of approximately $50,000.

          -    A  vendor   obtained  a  judgment   against   the   Company   for
               approximately  $245,000. Upon default of the judgment, the vendor seized approximately $100,000 from the Company. The Company still owes the vendor approximately $100,000. The vendor may attempt to seize  additional funds or assets from CMG in connection with the judgment.

     Other Contingencies

     The  Company is in  negotiations  with an officer  of CMG,  concerning  the resolution  of  $170,000  in expenses  and  reimbursements  of CMG due this officer. The Company has offered 300,000 shares of common stock in exchange for any amounts it might owe to the officer. The Company has been unable to obtain a settlement.

     The Company  maintained a line of credit with a bank,  which was secured by the Company's accounts  receivable and inventory.  The Company is currently in default on the remaining balance of approximately  $205,000 and has been unable to secure an alternative line of credit.  The Company believes there is a substantial  likelihood that the bank will attempt to seize the assets covered by the security agreement.

     Private Placement

     In January and February 2002,  the Company sold 1,216,668  shares of common stock  through a private  placement in exchange  for cash of $132,500.  For each share of common stock purchased,  the shareholder received one warrant to purchase  one share of common  stock at an  exercise  price of $0.40 per share.  In total,  the Company  issued  1,216,668  warrants,  which  expire through February 2004 and carry piggyback registration rights.

     Issuance of Common Stock/Stock Options

     Subsequent  to December  31, 2001,  the Company  issued  395,000  shares of common stock in exchange for cash of $41,750.

NOTE 12 - SUBSEQUENT EVENTS - UNAUDITED (Continued)

     Issuance of Common Stock/Stock Options (Continued)

     Subsequent  to December  31, 2001,  the Company  issued  882,000  shares of common stock to employees of the Company in lieu of a bonus.

     Subsequent to December 31, 2001,  the Company  issued  6,246,458  shares of common stock to consultants in exchange for services rendered.

     Subsequent to December 31, 2001, the Company acquired inventory from Sunset
     Productions,  Inc., an entity owned by a related party.  The purchase price was 250,000  shares of common stock,  value at $67,500,  which was the fair market value of the common stock.

     Subsequent to December 31, 2001, the Company  entered into four  consulting agreements. The consultants were to provide services relating to management consulting,  product' shipping,  market intelligence,  and the Internet and media. In exchange for their services,  the Company issued 2,305,000 shares of common stock and options to purchase 250,000 shares of common stock. The exercise  prices  ranged from $0.30 to $0.40 per share.  The stock  options vested  immediately and expire in three years. The Company does not believe the  consultants  fulfilled  their  agreements  and  is in the  process  of requesting  the return of these  shares and stock  options.  The outcome of this issue is indeterminable.

     In January 2002, the Company granted  1,400,000 stock options to members of its Board of Directors.  The stock options vest  immediately  and expire in
     December  2003. The exercise price is $0.40 per share during 2002 and $0.50 per share in 2003.

     In March 2002, the Company  granted  250,000 stock options to  consultants.
     The stock options vest  immediately  and expire in March 2005. The exercise price ranges from $0.30 to $0.40 per share.

     Discontinued Operations

     During the three months ended June 30, 2002, the Company ceased  operations of CMG.  Although a formal  agreement does not exist,  one of the Company's vendors has taken over the operations of CMG. All assets and liabilities of
     CMG  have  been   reclassified  to  net  liabilities  due  to  discontinued
     operations.  The  liabilities  of CMG exceed its assets.  In addition,  all
     income  statement   accounts  for  CMG  have  been  shown  as  discontinued
     operations.  Subsequent to June 30, 2002, the vendor ceased  operating CMG.
     There  is a  strong  possibility  that  CMG  will  have to file  Chapter  7 bankruptcy.

[GRAPHIC OMITTED]
[GRAPHIC OMITTED]

      We have not authorized any  underwriter,  dealer,  salesperson or other person to give any  information  or  represent  anything  not  contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does  not  offer  to sell or buy any  shares  in any  jurisdiction  where  it is unlawful to do so.

[GRAPHIC OMITTED]

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                                                     Page
                                              [GRAPHIC OMITTED]

      Until , 2002,  (i.e., 25 days after the date of this  prospectus),  all dealers that buy, sell or trade the shares of our common  stock,  whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers'  obligations to deliver a prospectus  when acting as underwriters and with respect to their unsold allotments or subscriptions.

[GRAPHIC OMITTED]
[GRAPHIC OMITTED]
[GRAPHIC OMITTED]
[GRAPHIC OMITTED]
                             SHARES OF COMMON STOCK,
                           PAR VALUE $0.001 PER SHARE

                                    AMERICANA
                                PUBLISHING, INC.
[GRAPHIC OMITTED]
                                   PROSPECTUS
[GRAPHIC OMITTED]

                                                                               , 2003
[GRAPHIC OMITTED]
[GRAPHIC OMITTED]

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.     Indemnification of Directors and Officers

     We are  organized  under the laws of the State of Colorado.  Article 109 of the Colorado Business  Corporation Act, as well as our Articles of Incorporation and Bylaws,  provide for the  indemnification  of directors and officers against certain  liabilities.  Pursuant to our Articles of Incorporation and Bylaws, our
officers and directors are indemnified  against expenses actually and reasonably incurred  in  connection  with  threatened,  pending or  completed  proceedings, whether civil,  criminal or administrative,  to which an officer or director is, was or is  threatened to be made a party by reason of the fact that he or she is or was one of our  officers,  directors,  employees  or agents.  We may  advance expenses in connection with defending such  proceeding,  provided the indemnitee undertakes  to repay any such amounts if it is later  determined  that he or she was not entitled to be indemnified by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons  pursuant to any of these foregoing  provisions,  or otherwise,  we have been  advised  that in the  opinion of the SEC such  indemnification  is against public policy as expressed in the  Securities  Act of 1933, as amended,  and is, therefore, unenforceable.

Item 25.     Other Expenses of Income and Distribution

     The following table sets forth the various expenses  incurred in connection with the issuance and  distribution of the securities  being  registered  hereby which are expected to be incurred by the Registrant:

        SEC registration fee                                        $    336
        Printing and engraving expenses*                            $  5,000
        Legal fees and expenses*                                    $ 50,000
        Accounting fees and expenses*                               $ 15,000
        Miscellaneous*                                              $  9,644
                                                               ----------------]
        Total                                                       $ 80,000

        -----------------
        *Estimate

     All of the amounts set forth above represent estimates,  with the exception of the SEC registration  fee. We are solely  responsible for the payment of such expenses.  The  selling  security  holders  herein are not  responsible  for the payment of such expenses.

Item 26.     Recent Sales of Unregistered Securities

     In April and June 2002, we issued 150,000 shares of common stock to certain employees  as bonus stock  compensation  valued at $0.40 per share for the April issuance and at $0.11 per shares for the June issuance. These shares were issued in reliance on Section  4(2) of the  Securities  Act,  and we believe that these employees are sophisticated and have adequate information about our business and financial  condition to make an informed decision regarding taking the shares as compensation.

     In April 2002,  we issued  40,000  shares of common stock to Mr. Russ Colby and  25,000  shares of common  stock to Ms.  Patricia  Griffin in  exchange  for services  rendered  valued at $0.40  per  share.  These  shares  were  issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipients of the shares are sophisticated  and have adequate  information about our business and  financial  condition  to make an informed  decision  regarding taking the shares as compensation.

     In April 2002, we issued 6,200,000 shares of common stock to Bondy &
Schloss LLP as escrow  agent for Toscana  Group,  Inc. in exchange  for services rendered  valued at $0.40 per share.  These  shares  were  issued in reliance on
Section 4(2) of the  Securities  Act,  and we believe that the  recipient of the shares is sophisticated and has

                                      II-1

adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In April 2002, we issued 250,000 shares of common stock to Jerome Ruther as consideration for inventory  purchased from him valued at $0.27 per share. These shares were issued in reliance on Section  4(2) of the  Securities  Act,  and we believe  that the  recipient  of the shares is  sophisticated  and has  adequate information  about our  business  and  financial  condition  to make an informed decision regarding taking the shares as compensation.

     In April 2002, we issued  400,000 shares of common stock to Phillippe de la
Chappelle as consideration  for advisory  services  rendered valued at $0.27 per share.  These shares were issued in reliance on Section  4(2) of the  Securities
Act, and we believe that the  recipient of the shares is  sophisticated  and has adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In March and April 2002,  we issued an  aggregate  of $70,000 in  principal amount  promissory notes and warrants to purchase 700,000 shares of common stock to accredited investors in a private offering pursuant to Rule 506 of Regulation
D.

     On March 29,  2002,  we issued  246,666  shares  of  common  stock,  in the aggregate,  at a price of $0.24 per share and  warrants to purchase an aggregate of 246,666 shares of common stock to accredited  investors in a private offering pursuant to Rule 506 under Regulation D.

     On March  18,  2002,  we issued  452,  489  shares  of common  stock in the aggregate to Messrs Erick  Richardson  and Nimish Patel in exchange for services valued at $0.13 per share.  These shares were issued in reliance on Section 4(2)
of the  Securities  Act,  and we believe that the  recipients  of the shares are sophisticated  and have  adequate  information  about our business and financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

     In March 2002, we issued 52,000 shares of common stock to certain employees as bonus stock compensation  valued at $0.14 per share. These shares were issued in reliance on Section  4(2) of the  Securities  Act,  and we believe that these employees are sophisticated and have adequate information about our business and financial  condition to make an informed decision regarding taking the shares as compensation.

     In March 2002,  we issued  2,598,334  shares of common stock and options to purchase an additional 250,000 shares, in the aggregate,  to certain consultants in exchange  for  services  rendered  valued at $0.14 per share.  100,000 of the options are exercisable at $0.30 per share and 150,000 at $0.40 per share. These shares and options  were issued in  reliance on Section  4(2) of the  Securities
Act, and we believe that the  recipient of the shares is  sophisticated  and has adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     On  February  14,  2002,  we issued  1,000,000  shares of common  stock and warrants  to  purchase  1,000,000  shares of common  stock to  Anthony  Broy for
$100,000 in the aggregate.  These shares were issued in reliance on Section 4(2)
of the  Securities  Act,  and we  believe  that the  recipient  of the shares is sophisticated  and has adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     On January 25, 2002,  we issued  15,000 shares of common stock to Pete Saiz for $2,250 in the  aggregate.  These  shares  were issued in reliance on Section
4(2) of the  Securities  Act, and we believe that the recipient of the shares is sophisticated  and has adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     On January  22,  2002,  we issued  8,235  shares of common  stock to Robert
Bitterli as author compensation. These shares were issued in reliance on Section
4(2) of the  Securities  Act, and we believe that the recipient of the shares is sophisticated  and has adequate  information  about our  business and  financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

     On January 22,  2002,  we issued 50 shares of common stock to each of Fidel
Moreno and Bennet  Pomerantz as  compensation  for services  rendered  valued at
$0.20 per share.  These  shares were  issued in reliance on Section  4(2) of the
Securities   Act,  and  we  believe  that  the  recipients  of  the  shares  are sophisticated  and have  adequate  information  about our business and financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

                                      II-2

     On January 15,  2002,  we issued  600,000  shares of common  stock to Jason
Cavalier for $36,000 in the  aggregate.  These shares were issued in reliance on
Section 4(2) of the  Securities  Act,  and we believe that the  recipient of the shares is  sophisticated  and has  adequate  information  about our business and financial  condition  to make an  informed  decision  regarding  purchasing  the shares.

     During the year ended  December 31, 2001,  we issued  non-interest  bearing demand  notes  payable  to  Richard  D.  Durand,  one of our  directors,  in the aggregate  principal  amount of  $98,000.  This note was issued in  reliance  on
Section 4(2) of the  Securities  Act,  and we believe that the  recipient of the note has adequate information about our business and financial condition to make an informed decision about purchasing the note.

     During the year ended  December 31, 2001, we issued  options to purchase an aggregate of 1,000,000  shares of our common stock to our directors  pursuant to our stock option plan.  These options were issued in reliance on Section 4(2) of the  Securities  Act,  and we believe  that the  recipients  of the options have adequate  information  about our  business  and  financial  condition to make an informed decision about taking the options.

     From September  2001 to December  2001, we issued to Jerome Ruther,  Lowell
Fixler and Don White an aggregate of $385,000  principal  amount 30% convertible promissory  notes.  These notes were  issued in reliance on Section  4(2) of the
Securities  Act, and we believe that the  recipients  of the notes have adequate information  about our  business  and  financial  condition  to make an informed decision about purchasing the notes.

     In November and December 2001, we issued  1,800,000  shares of common stock to certain  individuals  in exchange for services  rendered  valued at $0.10 per share.  These shares were issued in reliance on Section  4(2) of the  Securities
Act, and we believe that the recipients of the shares are  sophisticated and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     On November 26, 2001,  we issued  20,000  shares of common stock to certain contractors  for work performed on audio books valued at 80% of the market price per share  for our  common  stock on such  date.  These  shares  were  issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipients of the shares are  sophisticated  and had adequate  information about our business and  financial  condition  to make an informed  decision  regarding taking the shares as compensation.

     On  November  1, 2001,  we issued  35,000  shares of common  stock to Jerry
Ruther in exchange  for  services  valued at $0.10 per share.  These shares were issued in reliance on Section  4(2) of the  Securities  Act, and we believe that the recipient of the shares is sophisticated and has adequate  information about our business and  financial  condition  to make an informed  decision  regarding taking the shares as compensation.

     On October 26,  2001,  we issued  117,647  shares of common  stock to Erick
Richardson for $20,000 in the aggregate. These shares were issued in reliance on
Section 4(2) of the  Securities  Act,  and we believe that the  recipient of the shares is  sophisticated  and has  adequate  information  about our business and financial  condition  to make an  informed  decision  regarding  purchasing  the shares.

     In October 2001, we issued  105,000  shares of common stock to Jerry Ruther for  services  rendered  valued at $0.10 per share.  These shares were issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipient of the shares is sophisticated and has adequate  information about our business and financial  condition to make an informed decision  regarding taking the shares as compensation.

     In October 2001,  we issued 4,200 shares of common stock,  in the aggregate to certain  employees  in exchange  for  services  rendered  valued at $0.10 per share.  These shares were issued in reliance on Section  4(2) of the  Securities
Act, and we believe that the  recipient of the shares is  sophisticated  and has adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In  October  2001,  we issued  500  shares of common  stock to Rex Burns as author  compensation  valued at $0.10 per share.  These  shares  were  issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipient of the shares is sophisticated and has adequate  information about our business and financial  condition to make an informed decision  regarding taking the shares as compensation.

     In  September  2001,  we issued  5,000  shares of common  stock each to Ron
Miziker and Susan Frugone as compensation for advisory  services valued at $0.10 per  share.  These  shares  were  issued  in  reliance  on  Section  4(2) of the
Securities   Act,  and  we  believe  that  the  recipients  of  the  shares  are sophisticated  and had adequate  information  about our  business and  financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

     In  September  2001,  we  issued  1,017,  827  shares  of  common  stock in connection with the acquisition of Corporate Media Group, Inc.

     In July 2001,  we issued  50,000  shares of common stock to Phillippe de la
Chappelle and 25,000 shares of common stock to Arlene  Goodney as  consideration for  advisory  services  rendered  valued at $0.15 per share.  These shares were issued in reliance on Section 4(2) of the Securities

                                      II-3

Act, and we believe that the recipients of the shares are  sophisticated and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In June 2001,  we issued 5,000  shares of common stock to Michael  Milstean and 100,000  shares of common stock to Jay Simon as  consideration  for advisory services  rendered  valued at $0.15  per  share.  These  shares  were  issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipients of the shares are  sophisticated  and had adequate  information about our business and  financial  condition  to make an informed  decision  regarding taking the shares as compensation.

     In June 2001, we issued  100,000  shares of common stock to Richard  Durand for $25,000 in the  aggregate.  These  shares were issued in reliance on Section
4(2) of the  Securities  Act, and we believe that the recipient of the shares is sophisticated  and had adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     In May 2001,  we issued  50,000  shares of common stock to Action Stocks as consideration for advisory  services  rendered valued at $0.14 per share.  These shares were issued in reliance on Section  4(2) of the  Securities  Act,  and we believe that the principals of Action Stocks are  sophisticated and had adequate information  about our  business  and  financial  condition  to make an informed decision regarding taking the shares as compensation.

     In May 2001, we issued  100,000 shares of common stock each to Jerry Ruther and Steadman Walker as consideration  for advisory  services  rendered valued at
$0.15 per share.  These  shares were  issued in reliance on Section  4(2) of the
Securities   Act,  and  we  believe  that  the  recipients  of  the  shares  are sophisticated  and had adequate  information  about our  business and  financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

     In May 2001, we issued 100,000  shares of common stock to Sarah Moyers,  an employee,  as  compensation  in lieu of a salary  increase  valued  at $0.15 per share.  These shares were issued in reliance on Section  4(2) of the  Securities
Act, and we believe that the  recipient of the shares is  sophisticated  and has adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In May 2001,  we issued  100,000  shares of common stock each to Jay Simon,
David Poling and Sonny Fixler as consideration  for advisory  services  rendered valued at $0.15 per share.  These shares were issued in reliance on Section 4(2)
of the  Securities  Act,  and we believe that the  recipients  of the shares are sophisticated  and had adequate  information  about our  business and  financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

     In May 2001,  we issued  250,000  shares of common  stock to Don White as a signing bonus valued at $0.15 per share. These shares were issued in reliance on
Section 4(2) of the  Securities  Act, and we believe that the  recipients of the shares are  sophisticated  and had adequate  information  about our business and financial  condition to make an informed decision regarding taking the shares as compensation.

                                      II-4

     In May  2001,  we  issued  shares of  common  stock  each to the  following individuals in the amounts  indicated below as consideration  for legal services rendered valued at $0.15 per share:

        Betty Hererra                                             2,500
        Robert Woodbury                                           2,500
        Gregg Suess                                               2,500
        Mona Buchanan                                             2,500
        Sylvia Kartayan                                           2,500
        Kevin Friedman                                            2,500
        Mary Sapore                                               2,500
        Addison Adams,                                            2,500
        Nimish Patel                                             10,000
        Erick Richardson                                         47,500
        Jason Cavalier                                            2,500
        Kerney Hartog                                            20,000

     These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe  that the  recipients  of the shares  are  sophisticated  and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In May 2001, we issued 20,000 shares of common stock to Arlene  Goodney for
$5,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the  Securities  Act,  and we  believe  that  the  recipient  of the  shares  is sophisticated  and had adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     In April 2001,  we issued  50,000 shares of common stock to Max Sklower for
$12,500 in the  aggregate.  These shares were issued in reliance on Section 4(2)
of the  Securities  Act,  and we  believe  that the  recipient  of the shares is sophisticated  and had adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     In February,  March and April 2001,  we issued  1,060,000  shares of common stock to various  employees,  advisors  and  consultants  as  consideration  for services  rendered  valued at $0.10  per  share.  These  shares  were  issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipients of the shares are  sophisticated  and had adequate  information about our business and  financial  condition  to make an informed  decision  regarding taking the shares as compensation.

     On February 7, 2001,  we issued  500,000  shares of common  stock to Lowell
Fixler for  $100,000 in the  aggregate.  These shares were issued in reliance on
Section 4(2) of the  Securities  Act,  and we believe that the  recipient of the shares is  sophisticated  and had  adequate  information  about our business and financial  condition  to make an  informed  decision  regarding  purchasing  the shares.

     On February 20,  2001,  we issued  1,075,000  shares of common stock to its officers and directors as compensation for services rendered valued at $0.15 per share.  These shares were issued in reliance on Section  4(2) of the  Securities
Act, and we believe that the recipients of the shares are sophisticated and have adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In January  2001,  we issued  50,000  shares of common  stock to All Tex as consideration for factoring  services rendered valued at $0.15 per share.  These shares were issued in reliance on Section  4(2) of the  Securities  Act,  and we believe  that the  recipient  of the shares is  sophisticated  and had  adequate information  about our  business  and  financial  condition  to make an informed decision regarding taking the shares as compensation.

                                      II-5

     In January 2001, we issued  150,000  shares of common stock to Jerry Ruther as consideration  for services  rendered valued at $0.15 per share in connection with the  acquisition  of Hollis Books.  These shares were issued in reliance on
Section 4(2) of the  Securities  Act,  and we believe that the  recipient of the shares is  sophisticated  and had  adequate  information  about our business and financial  condition to make an informed decision regarding taking the shares as compensation.

     In January  2001,  we issued 10,000 shares of common stock to Brent Kroetch in connection with the acquisition of Hollis Books.  These shares were issued in reliance  on  Section  4(2) of the  Securities  Act,  and we  believe  that  the recipient of the shares is sophisticated and had adequate  information about our business  and  financial  condition  to  make  an  informed  decision  regarding purchasing the shares.

     In January 2001, we issued 50,000 shares of common stock to Karen  Bramlett for $12,500 in the  aggregate.  These  shares were issued in reliance on Section
4(2) of the  Securities  Act, and we believe that the recipient of the shares is sophisticated  and had adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     In January  2001,  we issued  1,000 shares of common stock to Jody Baugh as consideration for advisory  services  rendered valued at $0.15 per share.  These shares were issued in reliance on Section  4(2) of the  Securities  Act,  and we believe  that the  recipient  of the shares is  sophisticated  and had  adequate information  about our  business  and  financial  condition  to make an informed decision regarding taking the shares as compensation.

     On  December  11,  2000 we issued  5,000  shares of common  stock to Barton
Goodman as bonus  compensation  valued at $0.31 per  share.  These  shares  were issued in reliance on Section  4(2) of the  Securities  Act, and we believe that the recipient of the shares is sophisticated and had adequate  information about our business and  financial  condition  to make an informed  decision  regarding taking the shares as compensation.

     On December 7, 2000 we issued shares to the following  individuals as bonus compensation in the amounts indicated below valued at $0.50 per share:

        George Lovato                                           300,000
        Don White                                               300,000
        Jerry Ruther                                             10,000

     These shares were issued in reliance on Section 4(2) of the Securities Act, and we  believe  that the  recipient  of the  shares  is  sophisticated  and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     On  November  30,  2000,  we issued  1,000  shares  each to  employees  Ann
Edenfield,  Colleen Dyble and Melanie Chrisman as bonus  compensation  valued at
$0.44 per share.  These  shares were  issued in reliance on Section  4(2) of the
Securities   Act,  and  we  believe  that  the  recipients  of  the  shares  are sophisticated  and had adequate  information  about our  business and  financial
condition  to  make  an  informed  decision   regarding  taking  the  shares  as
compensation.

     On November 28, 2000,  we issued  100,000  shares of common stock to Lowell
Fixler for $20,000.  These shares were issued in reliance on Section 4(2) of the
Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate  information about our business and financial condition to make an informed decision regarding purchasing the shares.

     On October 26, 2000, we issued shares to the following individuals as bonus compensation in the amounts indicated below valued at $0.20 per share:

        Don White                                               100,000
        David Poling                                            300,000
        Lowell Fixler                                           100,000
        Philippe de la Chapelle                                 100,000
        John Wagner                                              25,000
        Jerry Ruther                                            150,000

                                      II-6

     These shares were issued in reliance on Section 4(2) of the Securities Act,
and  we  believe  that  the   recipients  of  the  shares  are   accredited  and
sophisticated  and had adequate  information  about our  business and  financial condition to make an informed decision regarding purchasing the shares.

     On October 24, 2000,  we issued 6,000 shares to Al Greco and 50,000  shares to Joseph  Radcliff as  compensation  for services  rendered valued at $1.13 per share.  These shares were issued in reliance on Section  4(2) of the  Securities
Act, and we believe that the recipients of the shares are  sophisticated and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     In  October  2000,  we  issued  shares  of  common  stock to the  following individuals as bonus  compensation for services valued at $1.38 per share in the amounts indicated below:

        David Poling                                             25,000
        Bertram Goodman                                          25,000
        Kristy Palacios                                          10,000
        Barton Goodman                                            5,000
        Colleen Dyble                                            10,000
        Ann Edenfield                                             1,000
        Kristy Palacios                                           1,000
        Colleen Dyble                                             1,000
        Melanie Chrisman                                          1,000

     These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe  that the  recipients  of the shares  are  sophisticated  and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

     On September  27, 2000,  we issued  shares of common stock to the following individuals as bonus  compensation for services valued at $1.63 per share in the amounts indicated below:

        Sarah Moyers                                             20,000
        Ann Edenfield                                             5,000
        Jerry Ruther                                             10,000
        Bertram Goodman                                           1,000

     These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe  that the  recipients  of the shares  are  sophisticated  and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.  On September 12,
2000, we issued  Harpeth  Holdings  210,146  shares of common stock for services rendered valued at $2.75.

On August 29, 2000 $3.00  Ann Edenfield       30,000

On July 19, 2000   $2.88  Lowell S. Fixler    25,000
                          Ann Edenfield       10,000
                          Jerry Ruther        25,000
                          Matt and Julie      10,000
                          Croce
On July 5, 2000    $3.06  Millenium
                          International       100,000  Services

                                      II-7

     In June 2000 we issued shares of common stock to the following  individuals as bonus  compensation  for  services  valued at $3.06 per share in the  amounts indicated below:

        George Lovato                                           250,000
        Don White                                                50,000
        Marjorie Lovato                                          50,000
        Jay Simon                                                50,000
        David Poling                                             50,000
        Sarah Moyers                                             10,000

     These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe  that the  recipients  of the shares  are  sophisticated  and had adequate  information  about our  business  and  financial  condition to make an informed decision regarding taking the shares as compensation.

June 27, 2000              Forrest
                   $ 3.06  Carlton        50,000

June 7, 2000               Albert
                   $ 3.06  Ortega          5,000

April 28, 2000             Elena
                   $ 3.13  Romero          5,000

                           Charles
                           Ortiz           4,000    Services       Non-emp

                           Isaac                     ervices
                           Ortiz           1,000    S              Non-emp

On April 17, 2000          Ann
                   $ 3.25  Edenfield       5,000

On April 6, 2000           John                      ervices
                   $ 3.38  Wagner        100,000    S

     On January  3,  2000,  we issued  shares of common  stock to the  following individuals at a price of $3.50 per shares in the amounts indicated below:

        Lowell S. Fixler                                        416,500
        Michael Fixler                                          140,000
        George Speaks                                           100,000
        Allen Sutker                                             51,750

     These shares were issued in reliance on Section 4(2) of the  Securities Act and Rule 506 of Regulation D thereunder,  and we believe that the  recipients of the shares are accredited and sophisticated  and had adequate  information about our business and  financial  condition  to make an informed  decision  regarding purchasing the shares.

Item 27.     Exhibits

Exhibit
-----------------
3.1                Restated Articles of Incorporation, dated April 16, 1997(1)
3.2                By-laws in effect as of the date hereof(1)
4.1                Specimen certificate for Common Stock(1)
4.2                Form of 12% Senior Secured Convertible Debenture.*
4.3                Form of Class A Warrant issued to BG Holdings, LLC and Gulf Coast Advisors, Ltd.*
4.4                Form of Class B Warrant issued to BG Holdings, LLC and Gulf Coast Advisors, Ltd.*
4.5                Form of Class A Warrant issued to Toscana Group, Inc.*
4.6                Form of Class B Warrant issued to Toscana Group, Inc.*
4.7                Form of Convertible Promissory Note*
4.8                2000 Stock Purchase and Option Plan
4.9                Form of non-interest bearing note to Richard D. Durand*
4.10               Form of convertible debenture issued to certain of the Registrant's directors(2)
4.11               Form of one-year, 10% convertible notes*
4.12               Form of warrant issued in connection with one-year, 10% convertible notes*
5.1                Opinion of Forrest Carlton, Esq.*
10.1               Employment Agreement of George Lovato, Jr.(1)
10.2               12% Senior Secured Convertible Debenture and Warrant Purchase Agreement, dated as of
                   April 1, 2002(*)
10.3               Finder's Fee Agreement between Registrant and Toscana Group, Inc.*
10.4               Office sublease, dated January 1, 1999, for 303 San Mateo NE, Albuquerque, New Mexico*
10.5               Office lease, dated January 5, 2000, for 142 Truman NE, Albuquerque, New Mexico(2)
10.6               Lease, dated August 13, 1999, between Richard and Susan Durand and Corporate Media
                   Group, Inc.*
10.7               Employment agreement of Don White(2)
10.8               Employment agreement of Richard D. Durand
10.9               Escrow agreement with Toscana Group, Inc.*
10.10              Escrow agreement with Investors of Debentures and Warrants*
10.11              Form of lock-up agreements executed by the Registrant's officers and directors*
10.12              Form of 12% senior secured convertible debenture and warrant purchase agreement*
10.13              Line of credit with 1st Volunteer Bank*
10.14              Security agreement with Lansam Borenstein Partnership of April 2002*
10.15              Form of one-year, 10% convertible note and warrant purchase agreement*
10.16              Management and consulting service agreement with Levari Associates, Inc.*
10.17              Product shipping and consulting agreement with Blue Chip Allied, Ltd.*
10.18              Market intelligence consulting agreement with Consolidated Research*
10.19              Web and media consulting agreement with Mayflower Media, Inc.*
10.20              Agreement with Knightsbridge Holding's
10.21              Agreement with Steadman Walker

                                      II-8

16.1       Letter on change in certifying accountant(3)
21.1       Corporate Media Group, Inc., a Tennessee corporation
23.1       Consent of Singer Lewak Greenbaum and Goldstein LLP
23.2       Consent of Null Larson CPA, PC
23.3       Consent of Forrest Carlton, Esq. (included in Exhibit 5.1)*
-----------------

(*)  To be filed by amendment.

(1)  Filed as part of  Amendment  No. 4 to our  registration  statement  on Form
     10-SB/A, dated August 6, 1999.

(2)  Filed as part of our annual report on Form 10-KSB, filed February 25, 2000.

(3)  Filed as part of our current report on Form 8-K, filed February 22, 2002.

Item 28.     Undertakings

      We hereby undertake to:

     (1) File,  during  any  period in which it  offers or sells  securities,  a post-effective amendment to this Registration Statement to;

          (i)  Include  any  prospectus  required  by  Section  10(a)(3)  of the
     Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) Include any additional changed material  information on the plan of distribution.

     (2) For  determining  liability  under the Securities  Act, treat each such post-effective  amendment  as a new  registration  statement  of the  securities offered,  and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective  amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing  provisions,  or otherwise,  the small business  issuer has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the  Securities  Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities  being  registered,  the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit  to a  court  of  appropriate  jurisdiction  the question  whether  such  indemnification  by  it is  against  public  policy  as expressed in the Securities  Act and will be governed by the final  adjudication of such issue.

                                      II-9

                                   SIGNATURES

     In  accordance  with the  requirements  of the  Securities  Act of 1933, as amended, we certify that we have reasonable grounds to believe that it meets all of the  requirements  of filing on Form SB-2, and authorized  this  registration statement  to be  signed  on its  behalf  by the  undersigned,  in the  City  of
Albuquerque, New Mexico, on March 13, 2003.

                                         AMERICANA PUBLISHING, INC.

                                        BY:  /s/ George Lovato, Jr.
                                             ----------------------
                                             George Lovato, Jr.,
                                             President

     Pursuant to the requirments of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on March 13, 2003.

             By: /s/ George Lovato, Jr.                       Chairman, CEO and President
             --------------------------                        (Chief Executive Officer)
                George Lovato, Jr.
                Attorney-In-Fact
                                      II-10